SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant (X)

Filed by a party other than the Registrant ( )

Check the appropriate box:

(X) Preliminary Proxy Statement            ( ) Confidential  for Use of the
                                               Commission Only (as permitted)
                                               by Rule 14a-6(e)(2)

( ) Definitive Proxy Statement

( ) Definitive Additional Materials

( ) Soliciting Material Pursuant to Section  240.14a-11(c) or Section 240.14a-12


                      AMERICAN EDUCATIONAL PRODUCTS, INC.
                (Name of Registrant as Specified in its Charter)
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

( )  No fee required.

(X)  Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

     1)   Title of each class of securities to which transaction applies:
          Common stock, par value $0.05

     2) Aggregate number of securities to which transaction applies: 545,779 shares (to be converted into the right to receive cash consideration in the transaction)

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $10.00 per share, payable in cash pursuant to an Agreement and Plan of Merger dated August 14, 2000

     4)   Proposed maximum aggregate value of transaction: $5,457,790

     5)   Total fee paid: $1,091.56

( ) Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                       AMERICAN EDUCATIONAL PRODUCTS, INC.
                          6550 Gunpark Drive, Suite 200
                             Boulder, Colorado 80301

To Our Shareholders:

         You are cordially invited to attend a Special Meeting of Shareholders of American Educational Products, Inc. ("AMEP" or the "Company") to be held at the offices of Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209 on ________, the ___ day of _________, 2001 at
____ o'clock in the _______, Mountain Standard Time.

     The purpose of the Special Meeting is to consider and vote upon a merger of the Company and G.C. Sub Corporation ("GC SUB"), which will be formed as a wholly owned subsidiary of G.C. Associates Holdings Corp., a Delaware corporation ("GC"). GC owns approximately 55% of the Company's common stock. If the merger is consummated, GC will acquire all of the issued and outstanding common stock held by shareholders other than GC at a price of $10.00 per share. The merger will be effected by having GC SUB merge with and into the Company. The Company will be the surviving corporation in the merger and will become a wholly owned subsidiary of GC.

     Consummation of the merger is subject to certain conditions, including receipt of approval of a majority of all of the votes entitled to be cast at the meeting and approval of a majority of votes cast by shareholders other than GC or Geneve Corporation, GC's parent company. Only shareholders of record on the close of business on RECORD DATE will be entitled to notice of and to vote at the Special Meeting. GC will vote shares representing approximately 55% of the votes entitled to be cast in favor of the merger and merger agreement.

     An independent financial advisor, D.A. Davidson & Co., Inc. ("Davidson") was hired by the Board of Directors of the Company to review the merger proposal by GC. Davidson has rendered its opinion to the Board of Directors of the Company that, as of the date of the opinion, the aggregate consideration to be received by shareholders of the Company in the merger is fair, from a financial point of view, to the shareholders of the Company, other than GC or its affiliates. The written opinion of Davidson, dated August 14, 2000, is attached as Exhibit B to the enclosed Proxy Statement, and you should read it carefully. The Board of Directors of the Company believes that the terms of the merger and merger agreement are fair to, and in the best interests of, the Company's shareholders.

     The accompanying Proxy Statement provides a description of the proposed merger and additional information that you may wish to consider in deciding how to vote. Please give this information your careful attention.

     Whether or not you plan to attend, it is important that your shares are represented and voted at the Special Meeting. Accordingly, please promptly complete, sign and date the enclosed proxy card and return it in the envelope provided.


                                           Very truly yours,


                                           Clifford C. Thygesen,
                                           President and Chief Executive Officer
_________ ___, 2001

                       American Educational Products, Inc.
                          6550 Gunpark Drive, Suite 200
                             Boulder, Colorado 80301
                       -----------------------------------
                    Notice of Special Meeting of Shareholders

                               ____________, 2001

                       -----------------------------------

To the Shareholders of AMERICAN EDUCATIONAL PRODUCTS, INC.:

     Notice is hereby given that a Special Meeting of shareholders of American Educational Products, Inc. ("AMEP" or the "Company") will be held at the offices of Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209 on __________, the ___ day of __________, 2001 at ______
o'clock in the ___________, Mountain Standard Time to consider and vote on a proposal to approve a merger and the related Agreement and Plan of Merger dated as of August 14, 2000 between G.C. Associates Holdings Corp. ("GC") and the Company. The merger agreement provides for the merger of GC SUB, which will be formed as a wholly owned subsidiary of GC, with and into the Company. After completion of the merger, the Company will survive as a wholly owned subsidiary of GC. Shareholders, other than GC, will receive $10.00 in cash for each share of the Company's common stock that they own.

     Details respecting these matters are set forth in the proxy statement. Only shareholders of record at the close of business on RECORD DATE will be entitled to notice of and to vote at the Special Meeting. Approval of the merger and merger agreement requires the affirmative vote of at least a majority of all of the votes entitled to be cast on the matter by holders of the Company's common stock, and a majority of votes cast by shareholders other than GC or Geneve Corporation, GC's parent company. Each share of common stock owned on RECORD DATE entitles the holder of record thereof to one vote.

     The presence, in person or by proxy, of shares representing a majority of the votes entitled to be cast at the Special Meeting will constitute a quorum for the transaction of business at the Special Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE PAID, ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. YOU MAY REVOKE THE PROXY BY GIVING WRITTEN NOTICE TO THE PRESIDENT OF THE COMPANY AT THE ADDRESS ABOVE, BY EXECUTING AND DELIVERING A LATER DATED PROXY OR BY ATTENDING AND VOTING AT THE SPECIAL MEETING.

                                 By order of the Board of Directors,

                                 ------------------
_________ ___, 2001              Frank L. Jennings, Secretary

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                       AMERICAN EDUCATIONAL PRODUCTS, INC.

                                 PROXY STATEMENT

                       For Special Meeting of Shareholders
                         to Be Held _____________, 2001

                                     SUMMARY


     The following is a summary of the main terms of the merger. You should read this entire document and the documents to which it refers carefully for a complete description of the merger. This summary includes page references in parentheses to direct you to more complete descriptions of the topics presented in this summary.


     Board recommendation- The Board of Directors of AMEP recommends a vote FOR the approval of the merger and the merger agreement. (page __)

     Shareholder vote - You are being asked to approve the merger and merger agreement by which AMEP will be acquired by a wholly owned subsidiary of GC. Approval of the merger will require the approval of a majority of the votes entitled to be cast at the meeting, and a majority of the votes cast by shareholders other than GC or Geneve Corporation, GC's parent company.

     Payment of $10.00 for each share of AMEP - Each share of common stock that you own will convert into the right to receive $10.00 in cash as a result of the merger. (page __)

     The merger is taxable - You will recognize taxable gain or loss in the amount of the difference between $10.00 and your adjusted tax basis for each share of AMEP common stock that you own. (page __)

     Conditions - The merger is subject to AMEP shareholder approval as well as other conditions. (page __)

     After the merger - AMEP will be a wholly owned subsidiary of GC. (page __)

     GC's current relationship with AMEP - GC currently owns approximately 55% of the AMEP common stock. Mr. Richard J. Ciurczak and Mr. John J. Crawford, members of the Board of Directors of AMEP, are representatives of GC. (page __)

     Shareholders have a right to dissent- As a shareholder, you have a right to dissent from the merger and obtain payment for the fair value of your shares. (page __)

     GC will vote in favor of the merger- As the largest shareholder of AMEP, GC has the ability to vote approximately 55% of the outstanding common stock. GC intends to vote all of its stock in favor of the merger. GC's votes in favor of the merger, however, are not conclusive. The merger cannot be approved without a majority of the votes cast by shareholders other than GC or Geneve Corporation, GC's parent company. (page __)

     Fairness opinion- The Board of Directors of AMEP has received the opinion of an independent financial advisor that, subject to certain assumptions and factors, as of the date of the merger agreement, the consideration to be received by the shareholders was fair, from a financial point of view. (page __)

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


Q:   If the merger is completed, what will I receive for my AMEP common stock?

A. You will receive $10.00 in cash for each share of AMEP common stock that you own.

Q:   Who is entitled to vote at the Special Meeting?

A: Holders of record of AMEP common stock as of the close of business on (RECORD DATE), 2001 are entitled to vote at the Special Meeting. Each holder of common stock has one vote per share on the merger and merger agreement.

Q:   How do I vote?

A: After you read this document, please complete, sign, date and mail your proxy card in the enclosed return envelope, as soon as possible, so that your shares may be represented and voted at the Special Meeting. Please sign and mail your proxy as instructed on your proxy card even if you currently plan to attend the meeting in person. Delivery of your proxy card will not in any way affect your right to attend the Special Meeting in person.

Q:   What do I do if I want to change my vote?

A:   Just send in a later dated, signed proxy card to AMEP's President, Clifford
     C. Thygesen. You may also attend the Special Meeting in person and vote, or revoke your proxy by sending a notice of revocation to AMEP's President at AMEP's headquarters.

Q: If my broker holds my shares in "street name," will my broker vote my shares for me?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should instruct your broker how to vote your shares by following the directions your broker provides to you. If you do not provide instructions to your broker, your shares will not be voted, and this will have the effect of a vote against the merger and merger agreement. However, your failure to vote will have no effect on whether the merger is approved by a majority of votes cast by shareholders other than GC or Geneve Corporation, GC's parent company.

Q:   May I attend the Special Meeting in person?

A: You may attend the Special Meeting in person if you have shares registered in your name or if you have a valid proxy in your favor from the registered holder. If the shares are registered in the name of a corporation or other organization, bring a letter from an authorized agent of that corporation or organization giving you authority to vote its shares.

Q: If I have shares registered in my name or if I have a proxy in my favor from a registered holder, what do I need to do to attend the Special Meeting in person?

A: Just bring proper photographic identification to the meeting, such as a driver's license, passport or United States military identification.

Q:   When should I send in my stock certificate(s)?

A:   You   will   receive   separate   instructions   for   surrendering   stock
     certificate(s) following the Special Meeting. You should not send in your stock certificate(s) until you receive these instructions.

Q:   When do you expect the merger to be completed?

A: We are working to complete the merger as quickly as possible. We hope to complete the merger as soon as practical after the Special Meeting, assuming the required shareholder approval and other conditions are obtained or met.

Q: Whom can I contact if I have additional questions or would like additional copies of the proxy statement or proxy card?

A:   American Educational Products, Inc.
     6550 Gunpark Drive, Suite 200
     Boulder, Colorado 80301
     Attn: Clifford C. Thygesen, President
     (303) 527-3230

                                TABLE OF CONTENTS

Section                                                                  Page
-------                                                                  ----

SUMMARY...................................................................1

FORWARD-LOOKING INFORMATION...............................................4

MARKET PRICE AND DIVIDEND INFORMATION.....................................6

SELECTED CONSOLIDATED FINANCIAL INFORMATION OF AMEP.......................7

THE SPECIAL MEETING.......................................................9

SPECIAL FACTORS..........................................................10

THE MERGER...............................................................19

THE MERGER AGREEMENT.....................................................25

SECURITY OWNERSHIP OF FIVE PERCENT BENEFICIAL OWNERS AND MANAGEMENT......33

WHERE YOU CAN FIND MORE INFORMATION......................................33

                                    ---------

Agreement and Plan of Merger dated as of August 14, 2000              Exhibit A
between G.C. Associates Holdings Corp.
and American Educational Products, Inc.

Opinion of D. A. Davidson & Co.                                       Exhibit B

Article 113 of the Colorado Business Corporation                     Appendix A
Act, "Dissenters' Rights"

                                     SUMMARY


     This summary highlights information from the proxy statement that AMEP believes is important information about the Merger. You should read this entire document carefully and the documents to which it refers for a complete description of the Merger.

The Parties to the Merger

American Educational Products, Inc. (AMEP)   G.C. Associates Holdings Corp. (GC)

American Educational Products, Inc. is a     G.C. Associates Holdings Corp. is a
Colorado corporation headquartered in        private Delaware corporation
Boulder, Colorado. AMEP manufactures and     headquartered in Connecticut. GC
distributes a line of educational products   owns approximately 55% of the AMEP
and learning aids to educational             common stock. G.C. Sub Corporation
institutions throughout the United States.   (GC SUB) will be formed as a wholly
AMEP's common stock is traded on the NASDAQ  owned Colorado subsidiary of GC,
SmallCap Market under the symbol "AMEP"      for the sole purpose of being
and on the Pacific Exchange under the        merged with and into AMEP.
symbol "EP."



AMEP's corporate address is:                 GC's corporate address is:

American Educational Products, Inc.          G.C. Associates Holdings Corp.
6550 Gunpark Drive, Suite 200                96 Cummings Point Road
Boulder, Colorado  80301                     Stamford, Connecticut 06902


The phone number is: (303) 527-3230.         The phone number is: (203) 358-8000

The Merger

     The merger will be effected by having GC SUB, which will be formed as a wholly owned subsidiary of GC, merge with and into AMEP. AMEP will continue as the surviving corporation and will become a wholly owned subsidiary of GC.

     Public trading of AMEP common stock will cease and AMEP common stock will be delisted from the NASDAQ SmallCap Market ("NASDAQ") and the Pacific Exchange (the "Pacific"). Shareholders other than GC will no longer have any ownership interest in AMEP and will no longer participate in the future earnings of AMEP or benefit from any increase in the value of AMEP common stock should any increase occur.

What Shareholders Will Receive

     Upon completion of the merger, you will be entitled to receive $10.00 in cash for each share of AMEP common stock you own.

Certain Federal Income Tax Consequences

     You will recognize taxable gain or loss, as of the date of the merger, equal to the difference between the amount of cash you receive in the merger for your shares that are surrendered and your adjusted tax basis in those shares. The gain or loss will be a long-term capital gain or loss if, as of the date of the merger, your holding period for your shares is more than one year.

     Unless you comply with the required reporting or certification procedures, you may be subject to withholding tax of 31% with respect to any cash payments you receive pursuant to the merger.

Market Price of Common Stock

     AMEP common stock is listed on the NASDAQ and the Pacific under the ticker symbols "AMEP" and "EP," respectively.

     On June 22, 2000, the last full trading day prior to AMEP's public announcement of its receipt of an offer from GC the closing sales price of AMEP common stock reported on the NASDAQ and the Pacific was $9.50 per share. Therefore, the price per share to be paid in the merger represents a premium of approximately 5% (together with the $.645 special cash dividend per share, approximately 12%) of the closing price of the AMEP common stock on June 22, 2000. On August 11, 2000, the last full trading day prior to the public announcement of the signing of the merger agreement, the closing sale price of AMEP common stock reported on the NASDAQ was $9.938. On _______________, 2001, the most recent practicable date prior to the printing of this proxy statement, the closing price of AMEP common stock reported on the NASDAQ and the Pacific was ______ per share.

     Historically, the market prices of AMEP common stock have fluctuated, and we expect such fluctuations to continue. These fluctuations may affect your determination as to the attractiveness of the merger. You are urged to obtain current market quotations for AMEP common stock prior to making any decision with respect to the merger.

The Special Meeting

     AMEP will hold a Special Meeting of shareholders to vote on the merger and merger agreement at the offices of Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Denver on ____________, __________, 2001 at ____ o'clock in
the _________, Mountain Standard Time, subject to adjournments or postponements. At the Special Meeting, AMEP will ask you to approve the merger and merger agreement.

Record Date; Stock Entitled to Vote

     You are entitled to vote at the Special Meeting if you owned AMEP common stock at the close of business on _____________, 2001.

     On  ______,   2001,  there  were  ________  shares  of  AMEP  common  stock outstanding and held by ________ record holders. Of those shares, GC beneficially owned 666,961 shares or approximately 55% of the outstanding common stock.

Required Vote

     The approval of the merger and merger agreement requires the affirmative vote of a majority of all of the votes entitled to be cast on the matter by the holders of common stock. The approval also requires the affirmative vote of a majority of votes cast by shareholders other than GC or Geneve Corporation, GC's parent company. Each share of common stock entitles the holder of record thereof to one vote on the merger and merger agreement. GC will vote its shares of AMEP common stock owned on the record date, representing approximately 55% of all of the votes entitled to be cast at the Special Meeting, in favor of the merger and merger agreement. Nevertheless, the merger will not be approved unless a majority of votes cast by shareholders other than GC are also in favor of the merger.

Dissenters' Rights

     Under Colorado law, AMEP's shareholders will have dissenters' rights in connection with the merger. Shareholders who do not wish to vote in favor of the merger are entitled to dissent and receive payment for the fair value of their stock, if and when the merger is effected. In order to exercise dissenters' rights, an interested shareholder must: (i) cause AMEP to receive before the vote is taken at the meeting, written notice of the shareholder's intention to demand payment for the shareholder's shares if the merger is effected; and (ii) not vote the shares in favor of the merger. If the merger is approved by the requisite vote of shareholders, AMEP will deliver to each shareholder entitled to dissent a Dissenter's Notice stating where and when the demand for payment should be sent by the shareholder. At the time of filing a demand for payment, the dissenting shareholder must also deposit all AMEP stock certificates. Any shareholder who fails to make such written demand or deliver the certificates for such shareholder's stock by the date specified in the Dissenter's Notice, shall be bound by the terms of the merger. A copy of Article 113 of the Colorado Business Corporation Act, which describes a shareholder's right to dissent and be paid fair value for such shareholder's stock, is attached hereto as Appendix A, and incorporated by reference herein.

Treatment of Outstanding Stock Options

     Upon completion of the merger, each outstanding stock option to purchase AMEP common stock, whether or not exercisable, will be deemed converted into, and the holders of each such option will be entitled to receive upon surrender of the option for cancellation, an amount of cash equal to the product of (i) the positive difference, if any, between $10.00 and the exercise price of such option; and (ii) the number of shares of common stock purchasable upon exercise of such option.

Opinion of AMEP's Financial Advisor

     AMEP's financial advisor, D. A. Davidson & Co., has rendered its opinion to the AMEP Board that, as of August 14, 2000, based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the aggregate consideration to be received by AMEP shareholders in the merger is fair, from a financial point of view, to the AMEP shareholders other than GC and its affiliates. The full text of the written opinion of Davidson, dated August 14, 2000, is attached to this document as Exhibit B. AMEP encourages you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. Davidson's opinion is addressed to AMEP's Board of Directors and does not constitute a recommendation to any shareholder as to how that shareholder should vote on the merger and merger agreement. AMEP has agreed to pay Davidson a fee of $60,000 for its services, $20,000 of which is contingent upon completion of the merger.

AMEP's Reasons for the Merger; Recommendation of AMEP's Board

     After considering the fairness opinion received from Davidson, the AMEP Board approved the merger and merger agreement and determined that the terms of the merger with GC were advisable and fair to, and in the best interest of, AMEP's minority shareholders. The AMEP Board recommends that you vote in favor of the merger and merger agreement.

Shareholder Litigation

     Two class action civil lawsuits were filed by AMEP shareholders in opposition to the merger.

     On November 13, 2000, an agreement-in-principle was reached by all parties to settle the shareholder class action civil lawsuits filed in connection with the merger. The agreement-in-principle provides in material part that: (i) the vote necessary to approve the merger must include a majority of the votes cast by shareholders other than GC or Geneve, altering the originally proposed vote requirement that only required a majority of the votes entitled to be cast by all shareholders; (ii) the class action plaintiffs and their counsel shall have an opportunity to review and comment upon the proxy statement and all other materials concerning the merger which are to be mailed to public shareholders and filed with the Commission to ensure that adequate disclosures are made to allow the shareholders to cast an informed vote; and (iii) the Company will pay plaintiff's counsel fees and expenses to be awarded by the court. The agreement-in-principle is subject to court approval of a formal settlement agreement as well as consummation of the merger.

Purpose of the Merger

     AMEP's purpose of the merger is to provide the public shareholders a fair price for their shares, and GC's purpose of the merger is to acquire the remaining equity interest in AMEP not already owned by GC and thereby avoid potential conflicts of interest and facilitate greater operating flexibility in the management of AMEP's business.

Conditions to the Merger

     To complete the merger:

     -    the AMEP shareholders must approve the merger and merger agreement;

     - no preliminary or permanent injunction, decree or other order issued by any governmental entity or other legal restraint or prohibition may prevent the completion of the merger and no law shall have been enacted or adopted that enjoins, prohibits or makes illegal the completion of the merger;

    - each of AMEP and GC must certify to the other that its representations and warranties contained in the merger agreement are true and correct in all material respects. Each must also certify to the other that it has performed all of its material obligations under the merger agreement; and

     - approval of a formal settlement agreement in the pending litigation which is not subject to appeal.

     There are additional conditions specific to the obligations of AMEP and GC that must be satisfied or waived prior to completion of the merger.

Interests of Certain Persons in the Merger

     One or more of the executive officers and directors of AMEP may have interests in connection with the merger that are in addition to or different from your own interests as a shareholder. Mr. Thygesen (but neither of the other directors) holds stock options for the purchase of 37,400 shares at per share prices ranging from $3.875 to $9.125, and certain other executives also hold stock options. The AMEP Board of Directors was aware of these interests and considered them in addition to other matters in recommending the merger.

Terminating the Merger Agreement; Expenses

     AMEP or GC may be entitled to terminate the merger agreement at any time before the merger is completed if one of the termination conditions in the merger agreement occurs, either before or after shareholder approval. Other than as described below, each party will pay its own costs and expenses incurred in connection with the merger and merger agreement.

     The merger agreement provides for a termination fee of $475,000 plus reasonable expenses that AMEP must pay to GC if the merger agreement is terminated and AMEP consummates a competing transaction. In addition, GC must pay up to $10,000 to AMEP for expenses incurred in connection with the merger in the event that the merger is terminated due to pending litigation related to the merger against either GC, AMEP or certain of their affiliates.

Accounting Treatment

     In accordance with accounting principles generally accepted in the United States, the merger will be accounted for under the purchase method of accounting.

Regulatory Approvals

     The merger agreement provides that AMEP and GC will use their reasonable best efforts to cause the merger to be consummated, including obtaining all necessary waivers, permits, authorizations, orders and consents of third parties, whether private or governmental, in connection with the merger.

     Subject to the foregoing, except for filing the articles of merger with the Secretary of State of Colorado after shareholder approval of the merger and merger agreement , compliance with federal and state securities laws and after the proposed agreement to settle litigation claims asserted by AMEP shareholders is approved by the District Court, County of Boulder, Colorado and is not subject to appeal, neither AMEP nor GC is aware of any material U.S. federal, state or foreign governmental regulatory requirement that must be complied with, or approval that must be obtained, in order to complete the merger.


                          FORWARD-LOOKING INFORMATION


     This proxy statement contains or incorporates by reference "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). When used in this document, the words "anticipate," "believe," "estimate," "expect," "plan," and "intend" and similar expressions, as they relate to AMEP or its management, are intended to identify forward-looking statements. These forward-looking statements are based on current management assumptions and are subject to uncertainties and inherent risks that could cause actual results to differ materially from those contained in any forward-looking statement. AMEP has identified factors that could cause actual plans or results to differ substantially from those included in any forward-looking statements. These risk factors include, but are not limited to:

     - increasing competition in the educational marketplace, including foreign manufacturers;

     -    challenge of successfully integrating newly acquired businesses;

     -    a demand for payment under the existing borrowing arrangement;

     - increase in cost of raw materials or labor; changes in governmental funding of educational institutions; and

     -    increased regulatory burdens;

     - AMEP's continued ability to access capital markets and commercial bank financing on favorable terms and conditions.


     Although AMEP believes that the expectations reflected by such forward-looking statements are reasonable based on information currently available to AMEP, no assurances can be given that such expectations will prove to have been correct. All forward-looking statements included in this proxy statement and all subsequent, oral forward-looking statements attributable to AMEP or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Except as required by applicable law or agreement, AMEP undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their particular dates.

     Because the merger is a "going private" transaction within the meaning of Rule 13e-3 under the Exchange Act, the safe harbor provided in Section 21E of the Private Securities Litigation Reform Act of 1995 does not apply to this proxy statement or to information incorporated in this proxy statement by reference to other documents.

                      MARKET PRICE AND DIVIDEND INFORMATION

     AMEP common stock is listed on the NASDAQ SmallCap Market ("NASDAQ") under the ticker symbol "AMEP" and the Pacific Exchange under the symbol "EP." The following table sets forth the range of high and low bid information for AMEP common stock for each quarter within the last two fiscal years and the interim period for the year 2000 through the date of this proxy statement as reported by NASDAQ. Quotations represent prices between dealers, do not include retail mark-up, mark-down or commission and may not represent actual transactions.



                           2000              1999             1998

                       High     Low      High   Low       High     Low
                       ----     ---      ----   ---       ----     ---
First Quarter        $10.94   $9.00    $11.50   $9.25   $ 8.38     $5.38
Second Quarter        10.69    8.25     10.63    8.44    10.63      8.25
Third Quarter         10.06    9.19     10.69    8.50    10.63      7.88
Fourth Quarter         9.50(1) 9.13(1)  12.88   10.13    10.81      9.00

Yearly               _____     _____    12.88  $ 8.44   $10.81     $5.38


-----------------------------
1 Includes prices reported through ___________________, the last day prior to printing of this proxy statement for which prices were available.
------------------------------

     On July 10, 2000, the last full trading day prior to AMEP's public announcement of its acceptance of an agreement in principle for a potential transaction between AMEP and GC, and the proposed special cash dividend in connection with such transaction, the closing sale price of AMEP common stock reported on the NASDAQ and the Pacific was $9.438 per share. On August 11, 2000, the last full trading day prior to the public announcement of the execution of the merger agreement, the closing sale price of AMEP common stock reported on the NASDAQ and the Pacific was $9.938 per share. On _______________, 2001, the most recent practicable date prior to the printing of this proxy statement, the closing sale price of AMEP common stock reported on the NASDAQ and the Pacific was $_______ per share.

     Historically, the market prices of AMEP common stock have fluctuated, and we expect such fluctuations to continue. These fluctuations may affect your determination as to the attractiveness of the merger. You are urged to obtain current market quotations for AMEP common stock prior to making any decision with respect to the merger.

     The number of shareholders of AMEP common stock based on the number of record holders on RECORD DATE was [ ]. The estimated number of beneficial shareholders of AMEP common stock is 1,500.

Dividend Policy

     On July 10, 2000, the Board of Directors of AMEP adopted a resolution declaring a special cash dividend in the aggregate amount of $780,750 to be distributed on October 30, 2000 to all shareholders of record as of August 18, 2000. Based upon the number of shares outstanding on August 18, 2000, the cash distribution was equal to $0.645 per share. The resolution followed negotiations with GC and was adopted contemporaneously with the agreement of the Board to approve the merger in principle. Other than the special cash dividend, AMEP had not paid any cash dividend on its common stock during the previous five years. The payment of future cash dividends will rest in the discretion of the Board of Directors and is dependent upon, among other things, future earnings, capital requirements and AMEP's overall financial condition.

               SELECTED CONSOLIDATED FINANCIAL INFORMATION OF AMEP

     The selected consolidated financial data for AMEP set forth below for the nine months ended September 30, 2000 and 1999 and each of the five years in the period ended December 31, 1999 should be read in conjunction with the Consolidated Financial Statements included in AMEP's Quarterly Report on Form 10-QSB for the nine months ended September 30, 2000 and 1999 and its Annual Report on Form 10-KSB for the year ended December 31, 1999, previously filed with the Securities and Exchange Commission ("Commission") and incorporated in this proxy statement by reference. See "WHERE YOU CAN FIND MORE INFORMATION".






                                       Nine Months Ended
                                         September 30,                      Year Ended December 31,
                                         -------------                      -----------------------
                                        2000       1999        1999       1998        1997       1996        1995
                                        ----       ----        ----       ----        ----       ----        ----
OPERATING DATA:
(in thousands of dollars)
Sales and operating revenues         $12,827    $12,157     $14,964    $11,675      $8,392     $8,501     $20,333

Gross profit                           5,259      5,055       5,972      4,832       3,160      2,915       8,348

Operating income                         957      1,239         877      1,239         837      (370)     (3,898)

Special charges (a)                     (765)

Interest expense                        (345)      (285)       (350)     (358)        (323)      (418)       (874)

Income tax benefit (expense)              59          0         575       (31)           0          0         620

Net income (loss)                        (94)       954       1,102       850          514     (1,095)     (2,976)



PER SHARE DATA:

Basic earnings (loss) per share       $(0.09)     $0.89       $1.03      $0.85       $0.56    $(1.29)     $(3.61)

Basic shares outstanding (000's)       1,106      1,070       1,071      1,000         918        852         825

Diluted earnings (loss) per share    $(0.09)      $0.84       $0.95      $0.79       $0.53    $(1.29)     $(3.61)

Diluted shares outstanding (000's)     1,106      1,136       1,161      1,138         962        852         825

Book value per share (b)               $6.40      $6.71       $6.87      $5.88       $5.11      $4.55       $5.83




OTHER DATA
(in thousands of dollars, except for
ratio)

Total assets                         $13,804    $12,439     $12,631    $11,202      $7,251     $7,556     $11,240

Long-term debt                           449        960         894      1,087           -        907       2,360

Ratio of earnings to fixed charges        .6        4.3         2.5        3.5         2.6       -1.6        -3.1
(c)


------------------------

(a) Special charges represent amount paid to the resigning directors for acquisition of previously granted stock options plus a stipend for services rendered, together with certain costs related to the proposed merger.

(b) Book value per common share represents total assets less total liabilities divided by the number of common shares outstanding at the end of the period.

(c) Ratio of earnings to fixed charges represents (i) income before income tax plus interest expense; divided by (ii) interest expense.

------------------------------

     For additional financial information regarding AMEP, see AMEP's quarterly report on Form 10-QSB for the period ended September 30, 2000 and its annual report on Form 10-KSB for the year ended December 31, 1999, each of which are incorporated in this proxy statement by reference.

                               THE SPECIAL MEETING

Date, Time and Place

     The Special Meeting will be held at the offices of Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209 on __________, _________, 2001 at ____ o'clock in the __________, Mountain
Standard Time.

Purpose of the Special Meeting

     At the Special Meeting, holders of AMEP common stock will be asked to vote on a proposal to approve the merger of GC SUB with and into AMEP pursuant to the merger agreement dated August 14, 2000 between AMEP and GC. Colorado law and AMEP's bylaws do not permit any matters to be presented at the Special Meeting other than those described in this proxy statement and procedural matters relating to the meeting.

Record Date

     AMEP's Board of Directors has fixed the close of business on ____________, 2001 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Special Meeting. Accordingly, only holders of record of common stock, par value $0.05 per share, at the close of business on the record date are entitled to notice of the Special Meeting and to attend and vote at the Special Meeting. On the record date, there were _________ shares of AMEP common stock outstanding. No other voting securities of AMEP are outstanding.

     The presence, in person or by proxy, of shares representing a majority of the votes entitled to be cast at the Special Meeting will constitute a quorum for the transaction of business at the Special Meeting. The vote by GC of approximately 55% of the outstanding common stock will ensure that a quorum is present at the meeting.

Required Vote

     AMEP's shareholders must approve the merger and merger agreement by the affirmative vote of a majority of all of the votes entitled to be cast on the matter and by a majority of votes cast by shareholders other than GC or Geneve Corporation, GC's parent company. In all proceedings in which action of the AMEP shareholders is to be taken, each share of common stock entitles the holder of record thereof to one vote.

     Pursuant to the merger agreement, GC will vote shares representing approximately 55% of all of the votes entitled to be cast on the matter, in favor of the merger and merger agreement.

Proxies, Voting and Revocation

     Shares of common stock represented by properly executed proxies which are received by AMEP's transfer agent, Corporate Stock Transfer, Inc. prior to or at the Special Meeting will, unless the proxies have been properly revoked, be voted in accordance with the instructions indicated on the proxies, or, if no instructions are indicated, will be voted for approval of the merger and merger agreement, and in the best judgment of the individuals named in the accompanying proxy on any other matter that may properly come before the Special Meeting. Holders of AMEP common stock are requested to complete, sign, date and return promptly the enclosed proxy card in the postage paid envelope provided for this purpose in order to ensure that their shares are voted. Brokers who hold AMEP common stock in "street name" will not be permitted to vote that stock in the absence of instructions from the beneficial owner of such common stock. Broker non-votes will have the same effect as a vote against the merger. However, broker non-votes will have no effect on whether the merger is approved by a majority of the votes cast by shareholders other than GC or Geneve.

     Execution and return of the accompanying proxy card will not in any way affect a shareholder's right to attend and to vote in person at the Special Meeting. Any proxy may be revoked by the shareholder giving it, at any time prior to its being voted, by filing a notice of revocation or a duly executed proxy bearing a later date with the President of AMEP at 6550 Gunpark Drive, Suite 200, Boulder, Colorado 80301. A notice of revocation need not be on any specific form. Any proxy may also be revoked by the shareholder's attendance at the Special Meeting and voting in person. Attendance at the Special Meeting will not by itself constitute revocation of a proxy.

     Abstentions may be specified with respect to the approval of the merger and merger agreement by properly marking the "abstain" box on the proxy, and will be counted as present for the purpose of determining the existence of a quorum. Abstentions will have the effect of a vote against the merger and merger agreement, but no effect with respect to the calculation of whether a majority of votes cast by shareholders other than GC or Geneve have approved the merger.

Solicitation of Proxies

     Proxies are being solicited by and on behalf of AMEP's Board. This proxy statement and a form of proxy will first be mailed to shareholders on or about ____________, 2001. AMEP will pay the expenses related to printing this proxy statement as well as all mailing and Securities and Exchange Commission filing fees incurred in connection with this proxy statement. AMEP does not intend to engage the services of an independent entity to assist in soliciting proxies on behalf of the Board of Directors. Rather, officers, directors and employees of AMEP will solicit proxies from shareholders. In addition to soliciting proxies by mail, officers, directors and employees of AMEP, without receiving additional compensation, may solicit proxies by telephone, telegraph, in person or by other means. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of AMEP common stock, and AMEP will reimburse brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with forwarding proxy solicitation materials.


                                 SPECIAL FACTORS

Background of the Merger

     On November 14, 1999, GC's parent company, Geneve Corporation ("Geneve"), delivered to AMEP a letter expressing its intent to offer to purchase all of the assets and substantially all of the liabilities (exclusive of indebtedness) of AMEP. The letter stated that, based on the latest financial information then available, the purchase price would be $17 million in cash. The letter assumed that the purchase price would be allocated to AMEP's outstanding indebtedness, common stock, warrants and stock options, and indicated Geneve's amenability to restructure the transaction as a cash merger or similar stock transaction with an adjustment in the purchase price. The letter also provided that in case the proposed transaction did not close because AMEP's Board of Directors elected to pursue an offer that it deemed to be superior, AMEP would pay a fee of $475,000 to Geneve.

     On that same date, GC reported this offer in an amendment to its Schedule 13-D filed with the Securities and Exchange Commission. It also announced that if AMEP determined not to pursue the proposed offer, GC might consider taking other action which could result in the acquisition or disposition of securities of AMEP or a change in AMEP's present Board of Directors or management. On that date, GC's holdings in AMEP consisted of 393,290 shares of common stock and 279,840 common stock purchase warrants, constituting 37% (or, if GC were to exercise such number of warrants and no other warrants were exercised, 50%) of the outstanding shares of common stock of AMEP.

     On November 23, 1999, AMEP's Board of Director rejected Geneve's offer. On January 28, 2000, Geneve responded that it would give serious consideration to any offer for its holdings in AMEP, in the event that a greater value than that proposed by Geneve could be obtained by all shareholders.

     On December 20, 1999, GC reported that its holdings in AMEP had increased to 410,390 shares of common stock and 279,840 common stock purchase warrants, constituting 38% (or, if GC were to exercise such number of warrants and no other warrants were exercised, 51%) of the outstanding shares of common stock of AMEP.

     On January 28, 2000, GC submitted to AMEP a proposal under Rule 14a-8 of the Securities Exchange Act of 1934 to amend AMEP's articles of incorporation. The amendment would require the Board of Directors of AMEP, upon receipt of an appropriate offer to purchase AMEP, to give the shareholders of AMEP the right to determine whether to accept such offer. The amendment would also require the Board of Directors of AMEP to take certain other actions, including the retention of an investment banking firm, the establishment of an independent committee of the Board of Directors, the solicitation of other offers to purchase AMEP and the submission of the best offer to shareholders of AMEP for a vote.

     On that date, GC reiterated its opinion that AMEP should be sold, and stated that another significant shareholder concurred with its view. The basis of GC's position was that, upon a review of AMEP's performance, both fundamentally and on the stock market, it appeared that AMEP might be operated more appropriately as a private company, thereby benefiting from the associated cost-savings.

     On March 28, 2000, GC reported that its holdings in AMEP had increased to 622,121 shares of common stock and 279,840 common stock purchase warrants, constituting 58% (or, if GC were to exercise such number of warrants, and no other warrants were exercised, 66%) of the outstanding shares of common stock of AMEP. On that date, GC reported that it had acquired an additional 211,731 shares of AMEP common stock for a purchase price of $10.71875 per share, thereby obtaining a majority of AMEP's outstanding common stock.

     On April 7, 2000, at the request of GC, representatives of AMEP and GC held a meeting, at which GC proposed that the Board of Directors of AMEP be restructured to reflect GC's ownership position. On April 10, 2000, GC reported to the Commission the occurrence of this meeting and its intent to participate actively in the affairs of AMEP so as to maximize value to all shareholders.

     On April 20, 2000, the number of directors on the Board of Directors of AMEP was restructured from seven to three as a result of the resignation of four members. Representatives of GC now constitute two of the remaining three members. In connection with the resignation of the directors, AMEP agreed to redeem outstanding stock options held by the directors and to pay a stipend to the directors. AMEP incurred costs approximating $350,000 in this regard.

     On April 28, 2000, GC reported that its holdings in AMEP had increased to 656,661 shares of common stock and 279,840 common stock purchase warrants, constituting 61% (or if GC were to exercise such number of warrants, and no other warrants were exercised, 69%) of the outstanding shares of common stock of AMEP. On that date, GC also reported that it had acquired an additional 34,540 shares of AMEP common stock from the departing directors for a purchase price of $9.25 per share.

     On April 28, 2000, GC agreed to purchase, from four senior managers of AMEP, an aggregate of 46,709 shares of common stock at a price per share, in cash, of $9.25 (the last trade price of the common stock on NASDAQ prior to April 28, 2000), upon the request of such managers subsequent to August 15, 2000. As of the date of this proxy statement, none of these shares have been purchased by GC.

     On May 9, 2000, AMEP was notified by NASDAQ that its common stock would be delisted due to a failure to satisfy the continued listing requirements. The deficiency allegedly pertained to the number of shares of AMEP trading in the public market. By letter dated May 18, 2000, AMEP notified NASDAQ of various steps it was taking to address the alleged deficiency. AMEP has received no formal response since that date, although NASDAQ has indicated that it may defer any formal action pending a vote by the AMEP shareholders on the merger. While the number of shares trading in the public market has increased due to the exercise of previously outstanding common stock purchase warrants, the increase may not be sufficient to meet NASDAQ's public float requirements. Accordingly, there is no assurance that AMEP's common stock will continue quotation on the NASDAQ. If the stock is delisted, the quotation price may be adversely affected.

     On June 22, 2000, the Board of Directors of AMEP received a letter from GC offering to purchase all of the common stock not already owned by GC for a cash payment of $10.00 per share. GC filed the correspondence with the Commission on an amendment to its Schedule 13D. Following receipt of that offer, the Board of Directors of AMEP met to discuss the terms and conditions of the proposed transaction. Simultaneously, the Board of Directors authorized the Company to retain a financial advisor to consider the fairness of the offer to AMEP shareholders from a financial point of view.

     On July 10, 2000, the Board of Directors of AMEP agreed in principle to the terms of GC's offer. Formal acceptance of the offer was contingent upon numerous conditions, including review and execution of a definitive merger agreement and receipt of a fairness opinion from the financial advisor. Simultaneously, and following discussion with GC, the Board of Directors approved a cash dividend to all common shareholders of record as of August 18, 2000 in the aggregate amount of $780,750, payable on October 30, 2000. After taking into account the exercise of previously outstanding common stock purchase warrants, the per share cash distribution was $0.645.

     AMEP selected D.A. Davidson & Co., Inc. ("Davidson") as its financial advisor for purposes of the proposed merger. AMEP selected Davidson as its financial advisor upon the recommendation of its chief executive officer after soliciting requests for proposals from other firms and based on Davidson's experience, reputation, and familiarity with

AMEP's business. Davidson is regularly engaged in the valuation of businesses and securities in connection with merger and acquisitions, leveraged buy-outs, competitive biddings, private placements and valuations for corporate and other purposes. The Board of Directors of AMEP considered Davidson's experience and expertise in selecting it as its financial advisor. Pursuant to a letter agreement dated June 29, 2000 between AMEP and Davidson, AMEP has agreed to pay Davidson a fee of $60,000 for its services, $20,000 of which has previously been paid and $20,000 of which is contingent upon completion of the merger.

     Following the decision by AMEP's Board of Directors to accept GC's offer in principle, the parties proceeded to prepare and negotiate the terms and conditions of the merger agreement. A draft of the proposed merger agreement was prepared by legal counsel for GC and submitted to AMEP for review. Following a detailed review by AMEP and its legal counsel, who had been selected by AMEP's chief executive officer, comments were delivered to GC. The parties also proceeded to negotiate various aspects of the transaction as described in the draft merger agreement. Subsequently, numerous drafts of the merger agreement were exchanged between the parties.

     On August 4, 2000, the AMEP Board met to consider the final terms and conditions of the merger and the merger agreement. Subject to finalization and acceptance of certain schedules incorporated into the merger agreement, the AMEP Board, upon the recommendation of its chief executive officer, approved the execution, and upon the receipt of a fairness opinion of its financial advisor, the delivery of the merger agreement following reclusal of two of AMEP's three Board members. On August 11, 2000, the AMEP Board of Directors received verbal confirmation from its financial advisor that, subject to certain assumptions and special factors, the consideration to be received by the shareholders of AMEP was fair, from a financial point of view. On August 14, 2000, the merger agreement, including all exhibits, was fully executed by the parties.

     Effective December 1, 2000, all then-outstanding common stock purchase warrants of AMEP expired in accordance with their terms. As of the date of this proxy statement, GC owns 666,961 shares of common stock, constituting 55% of the outstanding shares of common stock of AMEP.

Purpose of the Merger

     The purpose of the merger is to provide the public shareholders with a fair price for their shares, for GC to acquire 100% ownership of AMEP and to terminate the status of AMEP as a publicly traded company. The transaction has been structured as a cash merger in order to provide the public shareholders of AMEP with cash for all of their shares, to provide a prompt and orderly transfer of complete ownership of AMEP with a minimized risk that the contemplated transactions will not be finalized and to reduce transaction costs.

Recommendation of AMEP's Board of Directors

     On August 4, 2000, the AMEP Board met and, after considering the preliminary indication of fairness received from Davidson, approved the merger and determined that the terms of the merger with GC were fair, from a financial point of view, to AMEP's minority shareholders. Certain members of the management and the AMEP Board have interests which presented them with potential or actual conflicts of interest in connection with this recommendation and the merger. These matters are discussed in "THE MERGER - Interests of Certain Persons in the Merger" on page __. As a result, certain AMEP Board members with potentially conflicting interests and obligations, the two representatives of GC, reclused themselves from the Board vote on the merger. AMEP's remaining Board member voted in favor of the merger. The Board has approved, subject to shareholder approval, the merger agreement, the merger and the transactions contemplated therein and recommends that the holders of AMEP common stock vote FOR approval of these matters at the special meeting.

AMEP's Reasons for the Merger

     The AMEP Board of Directors believes that the merger is fair to, and in the best interest of, AMEP and its shareholders. This belief is based primarily on the Board's determination that the consideration to be received by the shareholders other than GC is fair, from a financial point of view and that sufficient procedural safeguards were in place to insure the fairness of the transaction from a procedural point of view. In reaching this decision, the AMEP Board considered many factors, including the results of operation of AMEP for the past several years; the opinion of its financial advisor; the declining interest in the NASDAQ SmallCap market as a whole, and by institutional investors in particular; previous unsuccessful efforts at selling the Company and issuance of the dividend recently declared by the Board of Directors after discussion with GC. The AMEP Board also considered the educational products market where the Company operates, which, while presenting the opportunity for sustained growth, did not indicate the Company's potential for significant growth on a level with other companies competing for investors' interest. The Board did not assign any relative weight to these factors, but determined that all of them were material to consideration of the merger.

     In reaching its determinations referred to above, the AMEP Board considered the following factors, each of which, in the view of the Board, supported such determinations:

     Past efforts at marketing the Company. Beginning in approximately 1997, the AMEP Board and its officers conducted concerted efforts at selling the Company to a third party in an effort to maximize shareholder value. Such efforts were conducted with and without the assistance of business brokers and other financial intermediaries. During the time between approximately 1997 and prior to executing the merger agreement, the AMEP Board and its officers conducted discussions with numerous individuals and entities with regard to a possible merger or acquisition of the Company. These discussions intensified in the Fall of 1999, following receipt of an offer to purchase the assets of AMEP from Geneve, GC's parent company. At that time, AMEP retained the services of a business broker to locate prospective purchasers for AMEP, approximately 50 entities were contacted and packets containing information about AMEP were sent to approximately 24 entities whom the broker thought might be interested in acquiring AMEP. Discussions were held with both private and public entities, generally within the educational products industry. In response to the efforts of the business broker, AMEP received responses from approximately 11 entities. None of these contacts resulted in an offer to purchase the Company.

     Trading of AMEP's securities on the NASDAQ Small Cap Market. On January 31, 1997, the Company's common stock was moved from the NASDAQ National Market System and became listed on the NASDAQ SmallCap Market. As a result, management of AMEP believes that its visibility as a public company was reduced. Institutional investors which AMEP had hoped to attract are generally reluctant to acquire securities of companies with the more limited liquidity characteristic of those listed in the SmallCap Market. Management of AMEP also believes that the perception of its shares was negatively impacted by the attraction of investors to new economy "dot-com" stocks with a concurrent decrease in interest in old economy companies. All of these factors in the opinion of the AMEP Board negatively affected the perception of AMEP stock.

     Historical results of operations. During 1995 and 1996, AMEP experienced losses from operations. These losses, in the opinion of the AMEP Board, were a result of cyclicality in the educational products industry, of steady but not rapid growth in that industry and lower than expected profit margins in acquired businesses. As a result of these losses, prospective purchasers of the Company were reluctant to assign greater values to the stock.

     Fairness Opinion. The Board received the opinion of Davidson to the effect that, based upon the assumptions made, matters and limits of review as set forth in such opinion, the consideration to be received by the shareholders of AMEP, other than GC, is fair from a financial point of view.

     The lack of other offers following rejection of a previous purchase offer from Geneve. In November 1999, the Company received from Geneve an offer to purchase all of the assets of the Company, net of indebtedness, for $17 million. Based on information available at that time, including the estimated income tax effect of the sale and the estimated net proceeds to shareholders, the AMEP Board rejected the offer as not in the best interest of the Company or its other shareholders. Subsequent to receipt of AMEP's rejection, Geneve indicated that it would entertain offers to buy GC's interest in the Company for a price higher than its offer. With one exception, GC received no offer, and AMEP has received no offers since that time. The one indication of a potential offer received by GC was only for its block of controlling shares (and not for those of other shareholders), from a company of questionable financial ability, and was subject to certain conditions and contingencies which have yet to be satisfied.

     The AMEP Board believes that sufficient procedural safeguards were and are present to ensure fairness of the merger and to permit the Board of Directors to represent effectively the interests of the public shareholders. The AMEP Board reached its conclusion as to the procedural fairness because:

     - The Board had engaged in numerous and prolonged efforts to sell AMEP to third parties beginning in 1997 and had contacted numerous entities to solicit interest in the Company. These efforts intensified in the Fall of 1999, following receipt by AMEP of an offer to purchase its assets from Geneve.

     - The Company had previously retained the services of a business broker to assist in marketing the Company to third parties. This broker spent considerable time and effort marketing AMEP to third parties, but received no offers, despite having contacted approximately 50 entities.

     - The Company had publicized the offer from Geneve in November of 1999, and the willingness of Geneve to accept any reasonable price in excess of that amount for GC's holdings and the holdings of all other shareholders.

     - The Company has retained the services of an independent financial advisor to render its opinion as to fairness, from a financial point of view, of the merger to the minority shareholders.

Opinion of D.A. Davidson & Co.

     D.A. Davidson & Co., Inc. ("Davidson") has acted as AMEP's exclusive financial advisor in connection with the merger. AMEP selected Davidson based on the recommendation of its chief executive officer, Davidson's experience, reputation, and familiarity with AMEP's business. Davidson is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In light of the foregoing, the Board of Directors believes that Davidson is well qualified to provide the Board with independent, quality financial assistance and advice, including the delivery of the fairness opinion.

     In connection with Davidson's engagement, AMEP requested that Davidson evaluate the fairness, from a financial point of view, to the shareholders of AMEP, other than GC and its affiliates, of the aggregate consideration to be received by shareholders of AMEP in the merger. On August 11, 2000, at a meeting of the AMEP Board held to consider the merger, Davidson rendered to the AMEP Board an oral opinion, subsequently confirmed by delivery of a written opinion dated August 14, 2000, to the effect that, as of that date and based on and subject to the matters described in its opinion, the aggregate consideration to be received by AMEP shareholders in the merger was fair, from a financial point of view, to the shareholders of AMEP, other than GC and its affiliates.

     The full text of Davidson's opinion sets forth assumptions made, matters considered and qualifications and limitations on the review undertaken, among other things. The full text of that opinion is attached hereto as Exhibit B and is incorporated herein by reference. AMEP shareholders are urged to read the opinion in its entirety. The opinion to the AMEP Board addressed only the fairness to the holders of AMEP common stock, other than GC, from a financial point of view, of the consideration to be paid by GC for the AMEP common stock pursuant to the merger agreement. The opinion was rendered to the AMEP Board of Directors for its consideration in determining whether to approve the merger agreement. The opinion does not constitute a recommendation to any AMEP shareholder as to how such shareholder should vote. The following summary of the opinion is qualified in its entirety by reference to the full text of the opinion. No limitations were imposed by AMEP on the scope of Davidson's investigation or the procedures to be followed by Davidson in rendering its opinion. The form and amount of consideration to be paid by GC to AMEP in the merger was determined through negotiations between the parties. Davidson was not requested to opine as to, and its opinion does not address, AMEP's underlying business decision to proceed with or effect the merger.

     During the course of the engagement, Davidson reviewed and analyzed material bearing on the financial and operating conditions of AMEP and material prepared in connection with the proposed merger, including the following:

     -    the merger agreement;

     - certain publicly available information concerning AMEP, including financial statements for each of the years ended 1997, 1998, 1999 and for the three months ended March 31, 2000;

     - certain internal reports, including draft financial statements for the six months ended June 30, 2000 and financial projections for AMEP;

     - the nature and terms of recent sale and merger transactions involving education related companies that Davidson considered relevant;

     -    financial  and  common  stock   performance   information  of  certain
          publicly-traded education related companies that Davidson considered relevant; and

     -    financial and other  information  provided by the  management of AMEP.


     Davidson also discussed with AMEP management the business and prospects of AMEP.

     In arriving at its opinion, Davidson assumed and relied upon the accuracy and completeness of the financial and other information used by it without assuming any responsibility for independent verification of such information, and further relied upon the assurances of management of AMEP that it was not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to any financial projections reviewed by Davidson, Davidson assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of AMEP.

     In arriving at is opinion, Davidson did not conduct a physical inspection of all the properties and facilities of AMEP and did not make or obtain any evaluations or appraisals of the assets or liabilities of AMEP. Davidson's opinion necessarily was based upon market, economic and other conditions as existed on, and could be evaluated as of, the date of Davidson's opinion.

     The following is a summary of the analyses Davidson performed in arriving at its opinion as to the fairness of the merger consideration, from a financial point of view, to shareholders of AMEP other than GC. Davidson performed a variety of financial and comparative analyses, as described below. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, Davidson did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Davidson believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Davidson made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of AMEP. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth herein. In addition, analyses relating to the value of businesses did not purport to be appraisals or to reflect the prices at which business may actually be sold.

     Under the terms of the merger, the holders of AMEP common stock will receive $10.00 per share in cash. It should also be noted that under the terms of the merger, all debt and obligations of AMEP shall be assumed by GC.


     Public Company Analysis
     -----------------------

     Using publicly available information, including estimates in published third-party research reports, Davidson reviewed and compared actual and projected financial, operating and stock market information pertaining to certain publicly-traded education related companies, including Educational Development Corporation, The Millbrook Press Inc., School Specialty, Inc. and Educational Insights Inc. Davidson calculated trailing twelve month, current year and forward year price-to-earnings multiples for this group. Applying the average multiples derived from Davidson's analysis of the comparable companies to AMEP's trailing and projected earnings, Davidson calculated a range of implied equity value per share of AMEP of $10.91 - $12.32. In addition, Davidson calculated the total enterprise value ("TEV"), determined as equity market value plus net debt, as multiples of trailing twelve months sales and earnings before interest, taxes, depreciation and amortization ("EBITDA"). Applying the average derived from Davidson's analysis of the comparable companies to AMEP's trailing twelve months sales and EBITDA, Davidson calculated a range of implied equity value per share of $2.25 - $9.49.

     Precedent Transaction Analysis
     ------------------------------

     Davidson reviewed certain publicly available information regarding the terms and financial characteristics of 28 selected business combination transactions involving education related companies that were announced or took place from January 1996 through July 2000, which Davidson believed to be relevant to the merger. For the selected transactions,

Davidson determined transaction values as multiples of trailing twelve months sales, earnings, EBITDA and book value. Applying average multiples derived from Davidson's analysis of the selected transactions to AMEP's trailing twelve months sales, earnings, EBITDA and book value, Davidson calculated a range of implied equity value per share of $5.28 - $9.05.

     Discounted Cash Flow Analysis
     -----------------------------

     Using a discounted cash flow methodology, Davidson calculated the net present value of AMEP based upon projections provided by AMEP's management. In evaluating these projections, Davidson applied various assumptions to growth rates, discounted rates, and capitalization rates. After-tax cash flows for the six year period beginning on January 1, 2000 and ending December 31, 2005 were calculated as after-tax earnings plus depreciation and amortization less capital expenses and net changes in working capital. Davidson calculated terminal values for AMEP in 2006 by applying to projected after-tax cash flow a range of capitalization factors of 10% - 14%. The cash flow streams and terminal values were discounted to present values using a range of discounted rates from 14% - 16%, which were chosen based on several factors, such as the inflation rate, interest rates, the inherent business risk in the business of AMEP and comparable companies and the cost of equity to AMEP and comparable companies. From this analysis, Davidson calculated a range of implied equity value per share of $6.44 - $13.28.

     GC's Purposes and Reasons for the Merger
     ----------------------------------------

     GC and its predecessors have held a significant interest in AMEP since May, 1997. In addition, two persons who have business relationships with GC, Messrs. Richard Ciurczak and John Crawford, are currently serving and have served in the past as directors of AMEP. See "THE MERGER - Interests of Certain Persons in the Merger" on page __ and "RELATED PARTY TRANSACTIONS" on page __.

     GC seeks to acquire the remaining equity interest it does not already own in AMEP so as to facilitate greater operating flexibility in the management of the business, to avoid conflicts of interest and to take advantage of the cost savings that would result from assuming private status. See "GC's Plans for AMEP after the Merger" on page __.

     GC's  Statement as to the Fairness of the Merger

     In addition to the factors identified above under "GC's Purposes and Reasons for the Merger," GC believes that the merger and the terms of the merger agreement, are fair to AMEP and its public shareholders based on the following factors:

     After GC acquired its initial position in AMEP in 1997, it opposed the action of the Directors in awarding stock options to themselves. The two representatives of GC then on the Board, alone among its members, returned the stock options awarded to them. The Board continued to attempt to grant its members an inordinate (in GC's view) number of stock options, even though such grants were (to GC) counterproductive to economic value for shareholders and were explicitly rejected by shareholders; moreover the Company's common stock had consistently underperformed market indices and its peer group. According to the Company's annual report for 1998, as of December 1998, the Company had a total of 58,750 incentive stock options and 160,000 non-qualified stock options outstanding and unexercised. These options represented an amount equal to approximately 20% of the Company's then outstanding shares of common stock.

     At the Company's Annual Meeting of Shareholders in 1998, shareholders rejected a request of the Board to increase by an additional 200,000 the number of shares which the Company was authorized to issue pursuant to the exercise of options granted under the Company's 1997 Stock Incentive Plan - approximately another 20% of the Company's then outstanding shares.

     GC was among the shareholders of the Company who voted against the Board's proposed increase. At the time, two persons designated by Geneve served as members of the Board and likewise opposed the increase supported by the remaining five Board members.

     Notwithstanding shareholder rejection of the proposed increase, the Board persisted and adopted the Company's 1998 Non-Qualified Stock Option Plan (the "1998 Plan"), again over the objection of the Board representatives of GC. Essentially, the 1998 Plan authorized what shareholders had rejected - an additional 200,000 stock options.

     At the Company's 1999 Annual Meeting of Shareholders, the Board again asked the shareholders to authorize the grant under the 1997 Stock Incentive Plan of an additional 200,000 options (to replace those authorized under the 1998 Plan). GC again voted against, and the shareholders again defeated the proposal.

     By reason of its concerns with the judgment and persistence of the Board, both in this regard and in respect of acquisitions consummated by AMEP which GC regarded as less than successful, Geneve sought a mechanism whereby it could extricate itself, as the largest (but a non-controlling) AMEP shareholder, from what appeared to be a continuing conflict with management. It therefore offered, in November 1999, to purchase all of the assets and substantially all of the liabilities (exclusive of indebtedness) of AMEP for $17 million, pursuant to a proposal which assumed that the purchase price would be allocated to AMEP's debt, common stock, warrants and stock options; a per share price was not specified. The offer was based upon a forecasted increase in 1999 calendar year sales over 1998, and was conditioned upon receipt of audited financial statements for 1999.

     The Board rejected Geneve's offer shortly after receiving the views of a broker representative of shareholders who, though independent, in aggregate held the second largest bloc of shares. In response, Geneve indicated that it would be amenable to joining with other shareholders in a sale of AMEP if a higher price could be obtained. Accordingly, in January 2000, GC submitted a proposal under Rule 14a-8 of the Securities Exchange Act of 1934 to amend AMEP's charter. If adopted by shareholders, the amendment would have required the Board, upon receipt of an appropriate offer to purchase the Company, to give shareholders the right to determine whether to accept the offer. GC remained concerned that the AMEP Board might attempt, without seeking shareholder approval, to consummate acquisitions that in GC's view were ill advised.

     At the same time as it sought out potential acquisition candidates, management, in late 1999, retained a business broker to "shop" the company. Approximately 50 potential purchasers of AMEP were solicited, including 24 who received information packages about AMEP, and several met with management or visited AMEP. Although the solicitation was based upon projections which management had shared confidentially with potential buyers, no offers were received. In fact, those projections were not met, neither for 1999 nor the first quarter of 2000. The 1999 financial statements indicated significantly lower earnings than management had anticipated. When the previously optimistic representative of the second largest bloc of shares solicited GC's interest in a purchase, GC did so with the knowledge that it would be paying a premium in order to increase its ownership to a majority of the outstanding shares.

     Principally by reason of the foregoing, GC believes that its offer is fair to the minority shareholders of AMEP. Other considerations which form the basis of GC's belief of the fairness of its offer include that the merger consideration of $10.00 each per share (together with the special cash dividend of $.645 per share paid on October 30, 2000 to all common shareholders of record as of August 18, 2000) reflects a value of AMEP of about 8.8 times 1999 EBITDA of $1,813,000. Further, the Company's results of operations (excluding special charges) for the six months ended June 30, 2000, were substantially below its budgeted projections for that period, and its results for the nine months ended September 30, 2000 (excluding special charges) continued to be disappointing relative to management's expectations, as well as trailing the comparable period of 1999 even though those results include an operation acquired by the Company in September 1999.

     In connection with its determination of the fairness of the consideration to be received by the public shareholders of AMEP under the merger agreement, the GC board has adopted the conclusions as to fairness set forth under "- AMEP's Reasons for the Merger and Statement as to the Fairness of the Merger" on page __, and the analyses underlying such conclusions of the AMEP Board, based upon the views of the members of GC's board as to the reasonableness of such analyses. GC did not find it suitable to and did not assign relative weights to the individual factors considered in reaching its conclusion as to fairness. However, the GC board believes that each of the factors is material to its determination that the merger is fair, and has characterized as positive each of the factors characterized as positive by the AMEP Board. GC would consider the sale of its holding in AMEP under various conditions at a higher price than the merger consideration.

Effects of the Merger

     Geneve is exploring an option, prior to the merger, of merging GC with Nasco International, Inc., a subsidiary of Geneve. In the event that transaction is completed, AMEP will become a wholly owned subsidiary of Nasco. All shares of AMEP stock not owned by GC and not owned by individuals who dissent from the merger will be converted into the right to receive $10.00 per share in cash. The AMEP common stock will no longer be listed on any stock exchange and will not be publicly traded. The AMEP common stock will cease to be registered under the Exchange Act. Accordingly, holders of AMEP common stock, other than GC, will cease to hold AMEP common stock as a result of the merger, and AMEP will no longer prepare or file reports with the SEC with respect to the AMEP common stock.

GC's Plans for AMEP after the Merger

     Geneve is the parent company of Nasco International, Inc., one of the nation's leading manufacturers and suppliers of supplementary educational materials to the K - 12 marketplace, including specialty math and science products. Nasco and AMEP have both purchased from and sold products to each other for many years. Geneve believes that Nasco's superior resources, experience and business and marketing leadership in the school market will enhance AMEP's proprietary product offerings.

     There will be significant costs savings attributed to AMEP no longer being a public stock, including legal and other fees and administrative expenses of personnel relating to the filing of public documents, and maintenance of a board of directors and committees thereof required under federal securities laws and the rules and regulations of NASDAQ. Further, being a member of the Geneve group of companies will allow for the restructuring of credit facilities that provide more favorable terms and conditions than currently exist under AMEP's credit facilities.

     AMEP will be the surviving corporation of the merger. The articles of incorporation and bylaws of GC SUB immediately prior to the effective time will become the articles and bylaws of AMEP. The directors and the officers of GC SUB immediately prior to the effective time of the merger will become the directors and the officers of AMEP after the completion of the merger, with each director to hold office in accordance with the charter and bylaws of AMEP after the merger, in each case until their respective successors are duly elected or appointed and qualified. After the merger, AMEP's parent company may elect certain individuals to the AMEP Board to replace the current directors.

     Other than by virtue of the merger and except as otherwise described above or elsewhere in this proxy statement, GC has no current plans or proposals which relate to or would result in:

     -    any   extraordinary   corporate   transaction,   such  as  a   merger,
          reorganization   or   liquidation,   involving  AMEP  or  any  of  its
          subsidiaries;

     - any purchase, sale or transfer of a material amount of assets of AMEP or any of its subsidiaries;

     - any material change in AMEP's capitalization, dividend rate or policy, or indebtedness;

     -    any change in the  management  of AMEP,  the  composition  of the AMEP
          Board  or  any  change  in  any  material   term  of  the   employment
          arrangements of any executive officer; or


     -    any other material change in AMEP's corporate structure or business.

Certain Federal Income Tax Consequences

     The following discussion is a summary of material U.S. federal income tax consequences of the merger to holders of common stock who are U.S. persons and hold their shares as capital assets. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations, administrative pronouncements of the U.S. Internal Revenue Service (the "IRS") and judicial decisions in effect on the date hereof, all of which are subject to change, retroactively and prospectively, and to possibly differing interpretations. For purposes hereof, a U.S. person is (i) a U.S. citizen or resident alien individual, (ii) a corporation created or organized in or under the laws of the United States or any state, (iii) an estate the income of which is subject to U.S. federal income tax without regard to the source and (iv) a trust if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions relating to the trust. The discussion set forth below is for general information only and, thus, does not address all of the U.S. federal income tax consequences of the merger that may be relevant to the holders of AMEP common stock based upon their particular circumstances. Moreover, this summary does not apply to certain categories of holders of common stock that may be subject to special tax rules, including, but not limited to, banks, tax-exempt organizations, insurance companies, regulated investment companies, non-U.S. persons and holders who acquired such shares pursuant to the exercise of employee stock options or otherwise as compensation. In addition, the discussion does not address the state, local or foreign tax consequences of the merger.

 EACH HOLDER OF COMMON STOCK IS URGED TO CONSULT SUCH SHAREHOLDERS' TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE
                                    MERGER.

     General Federal Income Tax Consequences of the Merger. The receipt of cash in exchange for common stock pursuant to the merger would be a taxable sale for U.S. federal income tax purposes. Accordingly, an AMEP shareholder who receives cash pursuant to the merger will recognize taxable gain or loss equal to the difference between the amount of cash received and the shareholder's adjusted tax basis in the shares surrendered therefor. The gain or loss will be a long-term capital gain or loss if, as of the date of the sale, such shareholder's holding period for such shares is more than one year. Under current law, an individual is subject to a maximum federal income tax rate of 20% on any net long-term capital gains, and a corporation is subject to a maximum U.S. federal income tax rate of 35% on any net capital gain. Short term capital gain is taxed to individuals at the same rate as the individual's ordinary income. If the receipt of cash in exchange for shares results in recognition of a capital loss, deductibility of such loss may be subject to limitation.

     Backup Withholding. Unless an AMEP shareholder complies with certain reporting or certification procedures or is an "exempt recipient" (in general, corporations and certain other entities) under applicable provisions of the Code and Treasury regulations, such shareholder may be subject to withholding tax of 31% with respect to any cash payments received pursuant to the merger. Backup withholding is not an additional tax. Any amount withheld under these rules will be credited against a shareholder's U.S. federal income tax liability provided such shareholder furnishes the required information to the IRS. If a shareholder does not comply with the backup withholding rules, such holder may be subject to penalties imposed by the IRS. A non-U.S. AMEP shareholder should consult such shareholder's tax advisor with respect to the application of withholding rules to such shareholders with respect to any cash payments received pursuant to the merger.


                                   THE MERGER

Merger Consideration

     The merger will become effective when the articles of merger are filed with, and are accepted for record by, the Secretary of State of Colorado. At the time of the merger, GC SUB will be merged with and into AMEP. The separate corporate existence of GC SUB will cease, and AMEP will continue as the surviving corporation and become a wholly owned subsidiary of GC.

     The merger will have the following effects:

     - Each outstanding share of AMEP common stock will be converted into the right to receive $10.00 in cash as merger consideration. The merger consideration will be payable without any interest once the AMEP stock certificate that formerly evidenced such share of AMEP common stock has been duly surrendered. The conversion described in this paragraph will not apply to the shares owned by GC.

     - Each outstanding share of common stock of GC SUB will be converted into one share of common stock of AMEP as the surviving corporation.

     - Each share of AMEP common stock owned by GC will automatically be cancelled, and no payment will be made with respect thereto.

     Dissenting shareholders have a statutory right to seek a determination of the fair value of their shares of AMEP common stock under Colorado corporate law. See "- Dissenters' Rights" on page __.

Payment Procedure

     On or before the closing date of the merger, GC will enter into an agreement with a bank or trust company to serve as a paying agent selected by GC and reasonably acceptable to AMEP. Upon effectiveness of the merger, GC will deposit for the account of the paying agent, in trust for the benefit of the holders of AMEP common stock who are to receive merger consideration, an amount in cash equal to the aggregate merger consideration. This amount will be used as the exchange fund for the merger.

     The paying agent will mail to you a letter of transmittal after the merger becomes effective. The letter of transmittal will contain instructions that explain how you should return AMEP stock certificate(s) in order to receive the merger consideration. You should not return your AMEP stock certificate(s) until you receive the letter of transmittal. If you own your stock in street name through a brokerage firm, that firm should contact you with instructions about how to receive the merger consideration.

     Upon returning your AMEP stock certificate(s), together with your letter of transmittal, duly completed and validly executed in accordance with the paying agent's instructions, the paying agent will pay you an amount in cash equal to the product of the merger consideration multiplied by the number of shares of AMEP common stock formerly represented by such AMEP stock certificate(s). Upon payment, all returned AMEP stock certificate(s) will be cancelled.

     Until you return your AMEP stock certificate(s), they will only represent the right to receive the merger consideration. No interest will be paid or accrued on the merger consideration. If the merger consideration (or any portion thereof) is to be paid to any person other than you, then the stock certificate(s) must be properly endorsed or otherwise be in proper form for transfer. The person surrendering such AMEP stock certificate(s) will pay to the paying agent any transfer or other similar taxes required. Alternatively, you may establish to the satisfaction of the surviving corporation that such tax has been paid or is not applicable.

     After the six-month anniversary of the merger, the surviving corporation will be entitled to require the paying agent to return to the surviving corporation any portion of the exchange fund (including, without limitation, all interest and other income received by the paying agent in respect of all funds made available to it) which remains undistributed to the holders of AMEP stock certificates and any other documents in its possession relating to the merger, and the paying agent's duties will terminate. If you have not received payment of the merger consideration by this time, then you may look only to the surviving corporation for payment. You may obtain payment from the surviving corporation by surrendering your AMEP stock certificate(s) to the surviving corporation and complying with other instructions received from the surviving corporation.

     After the merger, the stock transfer books of AMEP will be closed. There will be no further registration of transfers on the stock transfer books of the surviving corporation of any shares of AMEP common stock that were outstanding immediately before the merger. AMEP stock certificates presented to the surviving corporation or the paying agent after the merger will be surrendered and cancelled in return for the payment of the merger consideration represented thereby, as provided above and pursuant to the terms of the merger agreement.


     You will cease to have any rights with respect to shares of AMEP common stock after the merger, except the right to receive the merger consideration.

     The paying agent and the surviving corporation will be entitled to deduct and withhold tax amounts from the merger consideration otherwise payable to you as required under the Code, or any applicable provision of state, local or foreign tax law. Any withheld tax amounts which are actually paid to the appropriate taxing authorities will be treated as having been paid to you.

     You will need to provide an affidavit if you have lost your AMEP stock certificate(s) or if your certificate(s) have been stolen or destroyed. The paying agent or surviving corporation may require you to post a bond of a reasonable amount as indemnity against any claim that may be made with respect to any missing AMEP stock certificate. The paying agent will issue in exchange for such lost, stolen or destroyed AMEP stock certificate(s) the merger consideration to which you are entitled pursuant to the merger agreement.

Treatment of Stock Options and Stock Grants

     At the time of the merger and pursuant to AMEP's stock plans, each option to purchase shares of AMEP common stock, whether or not exercisable, will be deemed converted into, and the holders of each such option will be entitled to receive upon surrender of the option for cancellation, an amount of cash equal to the product of (i) the positive difference, if any, between $10.00 and the exercise price of such option; and (ii) the number of shares of common stock covered by such option. AMEP will take all necessary action to approve the disposition of the options in connection with the transactions contemplated by the merger agreement to the extent necessary to exempt such dispositions and acquisitions under Rule 16b-3 of the Exchange Act. Any payments related to the cancellation of options would be subject to all applicable federal, state and local tax withholding requirements.

Merger Financing; Expenses of the Merger

     The total amount of funds required by GC to acquire all of the outstanding shares of AMEP common stock not owned by GC and to pay related fees and expenses is estimated to be approximately $___ million.

     The merger agreement provides that, with certain limited exceptions, all costs and expenses incurred in connection with the merger will be paid by the party incurring such expenses, whether or not the merger is consummated. AMEP is required under the merger agreement to pay GC a "break-up" fee of $475,000 and to reimburse GC's reasonable and documented expenses incurred in connection with the merger agreement if:

     - AMEP or GC terminates the merger agreement due to the failure of AMEP's shareholders to approve the merger and merger agreement;

     - at the time of such failure to approve the merger and merger agreement, there exists a publicly announced competing transaction to that of GC;

     - within 12 months of the termination of the merger agreement with GC, AMEP enters into an agreement with a third party with respect to a competing transaction; and

     -    the competing transaction is subsequently consummated.

The following is an estimate of expenses to be incurred in connection with the merger.

EXPENSES TO BE PAID BY AMEP:

Financial advisory fees and expenses                 $60,000

Legal fees and expenses                              $30,000

Printing and mailing fees                            $10,000

Filing fees  (SEC)                                  $  1,100

Miscellaneous                                       $  8,900
                                                     -------
       Total                                        $110,000

EXPENSES TO BE PAID BY GC:

Legal fees and expenses                            $[______]

Miscellaneous                                      $[______]
                                                   ---------
         Total                                     $[______]

Interests of Certain Persons in the Merger

     In considering the merger, you should be aware that certain members of AMEP's management and Board may have interests in the merger that are different from, or in addition to, their interests solely as shareholders of AMEP.

These interests are described below. The AMEP Board was aware of these potential or actual conflicts of interest and considered them along with the other matters described under "SPECIAL FACTORS - Recommendation of AMEP's Board of Directors" on page __.

     Mr. Richard J. Ciurczak has been President and Chief Operating Officer of Nasco International, Inc. since October 1996. Nasco International, Inc. is a subsidiary of Geneve, the parent company of GC.

     Mr. John J. Crawford has been President and Chief Executive Officer of The Aristotle Corporation since April 2, 1990, and Chairman of its Board since April 1993. Geneve holds a 50.4% ownership interest in The Aristotle Corporation.

     Mr. Ciurczak and Mr. Crawford, as a result of their positions with AMEP, owe fiduciary duties to the shareholders of AMEP, in addition to the fiduciary duties they owe to the shareholders of GC. At times, they may be confronted by issues, including the merger, that present them with potentially conflicting interests and obligations. Consequently, AMEP's chief executive officer chose the independent financial advisor and company counsel for the merger and such choice was approved by Messrs. Ciurczak and Crawford upon the chief executive officer's recommendation. In addition, although the terms of the merger were recommended and approved by the chief executive officer of AMEP, Messrs. Ciurczak and Crawford recused themselves from the Board vote on the merger.

     GC has a Schedule 13D as amended on file with the SEC with respect to its stockholdings in AMEP. See "SECURITY OWNERSHIP OF FIVE PERCENT BENEFICIAL OWNERS AND MANAGEMENT - Owners of More than Five Percent" on page __.

     Effects of the Merger on Interested Persons' Stock Options. Certain of AMEP's directors and executive officers hold options to purchase shares of AMEP common stock pursuant to its Stock Option Plan.

     The following table sets forth the value of the options outstanding under AMEP's stock plans (based on the prices to be paid for the cancellation of each option) held by AMEP's chief executive officer and four other most highly compensated executive officers and all of the executive officers as a group:

AMEP Executive Officers                              Option Value
-----------------------                              ------------

Clifford C. Thygesen, President, Chief Executive
  Officer and Director                                $147,000

Frank L. Jennings, Chief Financial Officer and
  Vice President of Finance                            $24,000

All executive officers as a group (2 individuals)     $171,000


Accounting Treatment

     The merger will be accounted for by GC under the purchase method of accounting in accordance with accounting principles generally accepted in the United States. Under this accounting method, AMEP's historical results for the periods before the merger will remain unchanged. In addition, the aggregate consideration paid by GC in connection with the merger, together with the direct costs of acquisition, will be allocated to AMEP's assets and liabilities and measured at their fair values. The excess of the investment cost over the net assets' fair value will be recognized as an intangible asset (goodwill). AMEP's pre-merger earnings will be excluded from the net income of the combined enterprise. AMEP's retained earnings will not carry over to the combined enterprise. Costs incurred to effect the merger will be capitalized by adding to the investment cost.

 Regulatory Approvals

     The merger agreement provides that GC and AMEP will use their reasonable best efforts to cause the merger to be consummated, including the obtaining of all necessary consents, waivers, permits, authorizations, orders and consents of third parties, whether private or governmental, in connection with the merger.

     Except for the filing of articles of merger with the Secretary of State of Colorado, after AMEP's shareholder approval of the merger and merger agreement, compliance with federal and state securities laws and after the proposed agreement to settle litigation claims asserted by AMEP shareholders is approved by the District Court, County of Boulder, Colorado and is not subject to appeal, neither GC nor AMEP is aware of any material U.S. federal or state or foreign governmental regulatory requirement that must be complied with, or approval that must be obtained, in connection with the merger.

Dissenters' Rights

     If you decide to vote against the merger and merger agreement, i.e., dissent or withhold your vote, you will be entitled to seek statutory dissenters' rights under Colorado Law. If the holders of more than 5% of the outstanding common stock of AMEP other than shares held by GC exercise their dissenters' rights, GC may terminate the merger. See "Conditions to the Merger" on page __.

     Right to Dissent. AMEP shareholders are entitled to dissent from the Merger and obtain payment of the fair value of their shares if and when the Merger is effected. Under CBCA Article 113, a shareholder entitled to dissent and obtain payment for the shares may not challenge the corporate action creating the right to dissent unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

     Under CBCA Section 7-113-103, a record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights.

     CBCA Section 7-113-103(2) provides that a beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if (a) the beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights and (b) the beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

     AMEP will require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to AMEP that the beneficial shareholder and the record shareholder or shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights.

     Procedure for Exercise of Dissenters' Rights. The notice accompanying this Proxy Statement states that shareholders of AMEP are entitled to assert dissenter's rights under CBCA Article 113. An AMEP shareholder who wishes to assert dissenters' rights must: (a) cause AMEP to receive before the vote is taken on the Merger at the Special Meeting, written notice of the shareholder's intention to demand payment for the shareholder's shares if the Merger is effected; and (b) not vote the shares in favor of the Merger. AN AMEP SHAREHOLDER WHO DOES NOT SATISFY THE FOREGOING REQUIREMENTS WILL NOT BE ENTITLED TO DEMAND PAYMENT FOR HIS OR HER SHARES UNDER CBCA ARTICLE 113.

     If the Merger is approved at the Special Meeting, AMEP will send written notice to dissenters who are entitled to demand payment for their shares. The notice required by AMEP will be given no later than 10 days after the effective time of the merger and: (a) state that the merger was authorized and state the effective time or proposed effective date of the merger; (b) set forth an address at which AMEP will receive payment demands and the address of a place where certificates must be deposited; (c) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received; (d) supply a form demanding payment, which form will request a dissenter to state an address to which payment is to be made; (e) set the date by which AMEP must receive the payment demand and certificates for shares, which date will not be less than 30 days after the date the notice is given; (f) state that if a record AMEP shareholder dissents with respect to the shares held by any one or more beneficial shareholders each such beneficial shareholder must certify to AMEP that the beneficial shareholder and the record shareholder or the record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation of the ability to exercise dissenters' rights; and (g) be accompanied by a copy of CBCA Article 113.

     A shareholder who is given a dissenters' notice and who wishes to assert dissenters' rights must, in accordance with the terms of the dissenters' notice,
(a) cause AMEP to receive a payment demand (which may be a demand form supplied by AMEP and duly completed or other acceptable writing) and (b)
deposit the shareholders' stock certificates. A shareholder who demands payment in accordance with the foregoing retains all rights of a shareholder, except the right to transfer the shares until the effective time, and has only the right to receive payment for the shares after the effective time. A demand for payment and deposit of certificates is irrevocable except that if the effective time does not occur within 60 days after the date set by AMEP by which it must receive the payment demand, AMEP will return the deposited certificates and release the transfer restrictions imposed. If the effective time occurs more than 60 days after the date set by AMEP by which it must receive the payment demand, then AMEP shall send a new dissenters' notice. AN AMEP SHAREHOLDER WHO DOES NOT DEMAND PAYMENT AND DEPOSIT SUCH SHAREHOLDER'S AMEP SHARE CERTIFICATES AS REQUIRED BY THE DATE OR DATES SET FORTH IN THE DISSENTERS' NOTICE WILL NOT BE ENTITLED TO DEMAND PAYMENT FOR SUCH SHAREHOLDERS AMEP SHARES UNDER CBCA ARTICLE 113, IN WHICH CASE, SUCH SHAREHOLDER'S WILL RECEIVE CASH AS PROVIDED BY THE MERGER AGREEMENT.

     At the effective time or upon receipt of a payment demand, whichever is later, AMEP will pay each dissenter who complied with the notice requirements referenced in the preceding paragraph, the AMEP estimate of the fair value of the dissenter's shares plus accrued interest. Payment shall be accompanied by an audited balance sheet as of the end of the most recent fiscal year of AMEP or, if that is not available, AMEP's balance sheet as of the end of the fiscal year not ending more than sixteen months before the date of payment, and an audited income statement for that year, and an audited statement of changes in shareholders' equity for that year and an audited statement of cash flow for that year, as well as the latest available financial statements, if any, for the interim period, which interim financial statements will be unaudited. Payment will also be accompanied by a statement of the estimate of AMEP of the fair value of the shares and an explanation of how the interest was calculated, along with a statement of the dissenter's right to demand payment and a copy of CBCA
Article 113.

     If a dissenter disagrees with the AMEP payment or offer, such dissenter may give notice to AMEP in writing of the dissenter's estimate of fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made prior thereto, or reject the offer of AMEP and demand payment of the fair value of the shares and interest due if: (a) the dissenter believes that the amount paid or offered is less than the fair value of the shares or that the interest due was incorrectly calculated, (b) AMEP fails to make payment within 60 days after the date set by AMEP by which it must receive the payment demand or (c) AMEP does not return deposited certificates in the event the effective time is 60 days after the date set by AMEP by which the payment demand must be received by the shareholder asserting dissenters' rights. A DISSENTER WAIVES THE RIGHT TO DEMAND PAYMENT UNDER THIS PARAGRAPH UNLESS SUCH DISSENTER CAUSES AMEP TO RECEIVE THE NOTICE REFERENCED IN THIS PARAGRAPH WITHIN 30 DAYS AFTER AMEP MAKES OR OFFERS PAYMENT FOR THE SHARES OF THE DISSENTER, IN WHICH EVENT, SUCH DISSENTER WILL RECEIVE CASH AS PROVIDED BY THE MERGER AGREEMENT.

     Judicial appraisal of Shares. If a demand for payment made by a dissenter as set forth above is unresolved, AMEP may, within 60 days after receiving the payment demand, commence a proceeding and petition a court to determine the fair value of the shares and accrued interest. If AMEP does not commence the proceeding within the 60 day period, it must pay to each dissenter whose demand remains unresolved the amount demanded. AMEP must commence the proceeding described above in the District Court of the County of Boulder, Colorado. AMEP must make all dissenters whose demands remain unresolved parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Jurisdiction in which the proceeding is commenced is plenary and exclusive. One or more persons may be appointed by the court as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers will have the powers described in the court order appointing them. The parties to the proceeding will be entitled to the same discovery rights as parties in other civil proceedings. Each dissenter made a party to the proceeding will be entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, to exceed the amount paid by AMEP, or for the fair value, plus interest, of a dissenter's shares for which AMEP elected to withhold payment.

     The court in an appraisal proceeding will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court will assess the costs against AMEP, except that the court may assess costs against all or some of the dissenters, in the amount the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (a) against AMEP and in favor of any dissenters if the court finds that AMEP did not substantially comply with the procedures for exercise of dissenters' rights set forth in CBCA Article 113; or (b) against either AMEP or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by CBCA Article 113. If the court finds that the services of counsel for any dissenter were of substantial benefit to the other dissenters similarly situated, and that the fees for those services should not be assessed against AMEP, the court may award to such counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

Delisting and Deregistration of AMEP Common Stock after the Merger

     AMEP common stock is currently listed on the NASDAQ and the Pacific. Because all of the AMEP common stock outstanding immediately prior to the date of completion of the merger will be cancelled in exchange for the right to receive the merger consideration as a result of the merger, the AMEP common stock will be delisted from the NASDAQ and the Pacific if the merger is approved.

     AMEP common stock is currently registered under the Exchange Act. GC has stated its intention to terminate registration of AMEP common stock under the Exchange Act following the merger. The termination of registration of the common stock under the Exchange Act will reduce the information required to be furnished to the SEC and will make certain of the provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy or information statement in connection with shareholders meetings, no longer applicable.


                              THE MERGER AGREEMENT


     The merger agreement provides for the merger of GC SUB with and into AMEP, with AMEP continuing as the surviving corporation after the merger. This section of the proxy statement describes material provisions of the merger agreement. Because the description of the merger agreement contained in this proxy statement is a summary, it does not contain all of the information that may be important to you. You should carefully read the entire copy of the merger agreement attached as Exhibit A to this proxy statement before you decide how to vote. The merger agreement attached as Exhibit A to this proxy statement qualifies the description of the merger agreement contained in this document in its entirety and is incorporated by reference into this proxy statement.

Completion of the Merger

     Closing. Unless the parties agree otherwise, the closing of the merger will take place as promptly as practicable and no later than the second business day after the date on which certain closing conditions have been satisfied or waived or any other time as agreed to in writing by GC and AMEP.

     Effective Time of the Merger. The merger will be effective upon the filing of the articles of merger with the Secretary of State of Colorado, or at such time not to exceed 30 days after acceptance for record as agreed to by GC and AMEP. See "- Conditions to the Merger" on page __.

     Effect of Merger. At the effective time, all outstanding shares, other than shares held by GC, of common stock will be converted into the right to receive $10.00 per share in cash. Following the merger, AMEP will become a wholly owned subsidiary of GC.

Representations and Warranties of AMEP and GC

     The merger agreement contains various representations and warranties of AMEP relating to:

     -    proper organization and good standing of AMEP and its subsidiaries;

     -    the  charter  and  bylaws of AMEP;  the  capitalization  of AMEP;

     -    the  corporate   authorization   and   enforceability  of  the  merger
          agreement;

     -    compliance with laws;

     -    the filing of SEC reports and the preparation of financial statements;

     -    the absence of certain material adverse changes or events;

     - employee benefit plans and labor matters; material contracts and debt instruments; litigation;

     -    environmental matters; trademarks, patents and copyrights; taxes;

     -    title to personal property, real property and leases;

     -    insurance;

     -    AMEP Board recommendation;

     -    brokers;and

     - required shareholder vote to approve the merger and merger agreement and state takeover statutes.

     The merger agreement contains various representations and warranties of GC and GC SUB relating to:

     -    proper organization and good standing of GC;

     -    compliance with laws;

     -    absence of litigation;

     -    brokers;

     -    purpose of GC SUB; and

     -    financing of the merger.

Certain Covenants

         The merger agreement contains certain covenants relating to:

     - filing of this proxy statement and a transaction statement on Schedule 13E-3;

     - AMEP's obligation to call a shareholders' meeting to vote on the approval of the merger and merger agreement;

     -    access to information and confidentiality of information;

     -    election of directors of the surviving corporation after the merger;

     -    directors' and officers' indemnification and insurance;

     -    further actions, consents and filings; and

     -    public announcements.

No Solicitation of Acquisition Transactions

     The merger agreement provides that AMEP and its subsidiaries, officers, directors, employees, agents or other representatives will not initiate, solicit or encourage any inquiries or the making of any proposal or offer with respect to:

     -    a   merger,   reorganization,   business   combination,   liquidation,
          dissolution or other similar transaction involving AMEP;

     - the purchase or sale of all or any significant portion of the assets of AMEP and its subsidiaries, taken as a whole; or

     -    the purchase or sale of any equity securities of AMEP.

     AMEP, its subsidiaries and their officers, directors, employees, agents or other representatives will not have any discussion with or provide any confidential information relating to AMEP or its subsidiaries to any person relating to a competing transaction or engage in or facilitate any negotiations concerning a competing transaction unless:

     - AMEP concludes in good faith, after consultation with independent financial advisors, that such competing transaction would, if consummated, be more favorable to AMEP's shareholders than the merger (a "Superior Proposal");

     - the AMEP Board determines in good faith, after consultation with independent legal counsel, that such action is necessary for the AMEP Board to act consistently with its fiduciary duty;

     - prior to providing any AMEP confidential information in response to such Superior Proposal, AMEP receives a confidentiality agreement with such person; and

     - prior to providing any AMEP confidential information or entering into any discussions with such person making a Superior Proposal, AMEP gives notice to GC of the identity of the person making, and the terms of, the Superior Proposal.

Conduct of the Business of AMEP before the Merger

     Pursuant to the merger agreement, AMEP has agreed that, among other things, from August 14, 2000 and prior to the merger, unless GC will otherwise consent in writing, which consent will not be unreasonably withheld or delayed, it will, and, where applicable, will cause each of its subsidiaries to:

     - conduct its business in the ordinary course of business and consistent with past practice;

     - use its reasonable best efforts to keep available the services of the present officers, significant employees and consultants of AMEP and its subsidiaries and to preserve the current relationship with customers, suppliers and others having significant business relations with them, in order to preserve substantially intact its business organization;

     -    not amend organizational documents;

     - not issue, sell, dispose of, or otherwise encumber any shares of capital stock, any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest, of AMEP or any of its subsidiaries, except for the issuance of any shares of capital stock issuable pursuant to the exercise of any AMEP stock options and any AMEP warrants outstanding as of August 14, 2000;

     - not issue, sell, dispose of, or otherwise encumber any property or assets of AMEP or its subsidiaries, except in the ordinary course of business and in a manner consistent with past practice, provided that the aggregate amount of any such sale or disposition or pledge, grant, transfer, lease, license, guarantee or encumbrance of the property or assets will not exceed $50,000;

     - not declare, set aside, make or pay any dividend or distribution payable in cash, stock, property or otherwise, other than the dividend in the aggregate amount of $780,750 as previously announced;

     -    not  reclassify,   combine,  split,  subdivide,  redeem,  purchase  or
          otherwise acquire its outstanding capital stock;

     - not acquire any interest in any business organization other than acquisitions of assets in the ordinary course of business consistent with past practice which are not, in the aggregate, in excess of $50,000 or purchases of inventory for resale in the ordinary course of business and consistent with past practice;

     - not terminate, cancel or request or agree to any material change in any material contract of AMEP, or enter into any contract or agreement material to the business, results of operations or financial condition of AMEP and its subsidiaries, other than in the ordinary course of business and consistent with past practice;

     -    not make or authorize certain capital expenditures;

     - not enter into or amend any contract or arrangement that, if fully performed, would not be permitted under the previous four provisions;

     - not increase the compensation of officers or employees, except for increases in accordance with past practices in salaries of employees who are not officers of AMEP;

     - not grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of AMEP or its subsidiaries not already contracted for;

     - not establish, adopt, enter into or amend any employee benefit agreement, except as required by the merger agreement or the terms of a collective bargaining agreement or a contractual obligation existing on the date of the merger agreement;

     - not take any action with respect to modifying accounting policies or procedures, other than actions in the ordinary course of business, consistent with past practice or the requirements of accounting principles generally accepted in the United States and as advised by AMEP's regular certified independent public accountants;

     - not waive, release, assign, settle or compromise any material claims or litigation involving money damages in excess of $50,000;

     - not make any material tax election or settle any material tax liability.;

     - not authorize or enter into any formal or informal agreement or commit to do any of the foregoing or permit any subsidiary to do any of the foregoing;

     - not take any action that will likely result in the representations and warranties becoming false;

     - not enter into any transaction other than in the ordinary course of business or as permitted above; and

     - not take any action that could reasonably be expected to have a materially adverse effect.

     Pursuant to the merger agreement, each of AMEP and GC will give prompt notice to the other of:

     -any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the merger;

     - any notice or other communication from any governmental entity in connection with the merger;

     - any actions or proceedings commenced or, to the best of the party's knowledge, threatened in writing against or relating to GC, AMEP or their subsidiaries that relate to the completion of the merger;

     - the occurrence of a default or event that will become a default under any of AMEP's material contracts; and

     - any change that is reasonably likely to result in a material adverse effect under the merger agreement or is likely to delay or impede the ability of either GC or AMEP to complete the transactions contemplated in the merger agreement or to fulfill its obligations under the merger agreement.

Employee Stock Plans

     Effective as of the completion of the merger, each outstanding AMEP stock option, whether or not exercisable, will be deemed converted into, and the holders of each such option will be entitled to receive upon surrender of the option for cancellation, an amount of cash equal to the product of (i) the positive difference, if any, between $10.00 and the exercise price of such option; and (ii) the number of shares of common stock purchasable upon exercise of such option.

 Indemnification and Insurance

     Following the merger, the articles and bylaws of the surviving corporation will contain the provisions regarding liability of directors and indemnification of directors and officers that are set forth, as of August 14, 2000, in thE articles and bylaws of AMEP. For a period of six years from the completion of the merger those provisions will not be amended, replaced or otherwise modified in a manner that would affect adversely the rights of individuals who at or prior to the completion of the merger were directors, officers, employees, fiduciaries or agents of AMEP. In addition, for a period of three years from the completion of the merger, the surviving corporation will maintain insurance policies for directors and officers with coverage relating to claims arising from facts or events that occurred prior to the completion of the merger as extensive as AMEP's existing policies.

     The merger agreement provides that, except as otherwise agreed, following the merger, the surviving corporation will indemnify each present and former director and officer of AMEP for all costs incurred in connection with any claim, action, suit, proceeding or investigation, arising out of matters existing or occurring at or prior to the completion of the merger.

Conditions to the Merger

         Conditions to Each Party's Obligation to Complete the Merger. The respective obligation of AMEP and GC to effect the merger is subject to the satisfaction of the following conditions, unless waived by the parties:

     - Shareholders Approval. The merger and merger agreement will have been approved by the requisite affirmative vote of the shareholders of AMEP under applicable law, and a majority of the votes cast by shareholders other than GC or Geneve.

     - No Proceedings. No preliminary or permanent injunction, decree or other order issued by any governmental entity or other legal restraint or prohibition preventing the completion of the merger will be in effect, and no law will have been enacted or adopted that enjoins, prohibits or makes illegal the completion of the merger.

     Additional Conditions to the Obligation of GC. The obligation of GC to effect the merger is further subject to the satisfaction of the following additional conditions, unless waived by GC:

     - Representations and Warranties. The representations and warranties of AMEP contained in the merger agreement will be true and correct in all material respects as of the time of the merger as if made at and as of such time, except that the representations and warranties that address matters only as of a particular date will remain true and correct in all material respects as of such date.

     - Performance of Obligations. AMEP will have performed or complied in all material respects with all agreements and covenants required by the merger agreement.

     - Governmental Approvals. All consents, approvals, waivers and authorizations required to be obtained to complete the merger will have been obtained from all governmental entities, except if the failure to obtain any such consents would not result in a material adverse effect under the merger agreement.

     - Third Party Consents. All consents, approvals, waivers and authorizations of third parties the failure of which to obtain would result in a material adverse effect under the merger agreement will have been obtained.

     - Any litigation commenced against GC, AMEP or certain of their affiliates and relating to the merger is concluded in a manner satisfactory to GC. See "Regulatory Approvals" on page __.

     - Dissenters. The holders of not more than 5% of the outstanding common stock of AMEP other than Geneve or GC shall have exercised their dissenters' rights demanding payment under the Colorado statute.

     Additional Conditions to the Obligations of AMEP. The obligation of AMEP to effect the merger is further subject to the satisfaction of the following additional conditions, unless waived by AMEP:

     - Performance of Obligations/Representations and Warranties. GC will have performed or complied in all material respects with all of their agreements and covenants in the merger agreement, and the representations and warranties of GC will be true and correct in all material respects as of the time of the merger as if made at and as of such time, except that those representations and warranties that address matters only as of a particular date will remain true and correct in all material respects as of such date.

Organization of the Business of the Surviving Corporation after the Merger

     Following the merger between GC SUB and AMEP, AMEP will be a wholly owned subsidiary of GC. Pursuant to the merger agreement, the articles of incorporation of GC SUB, as in effect immediately prior to the time of the merger, will be the articles of AMEP following the merger, except that it will be amended to provide that the name of the surviving corporation will be "American Educational Products, Inc." Pursuant to the merger agreement, the bylaws of GC SUB, as in effect immediately prior to the time of the merger will be the bylaws of AMEP following the merger. After the merger and subject to the provisions of the merger agreement, the organizational documents may be amended as provided by applicable law and by the organizational documents of AMEP.

     Geneve is exploring an option, prior to the merger, of merging GC with Nasco International, Inc., a subsidiary of Geneve. In the event that transaction is completed, AMEP will become a wholly owned subsidiary of Nasco.

Termination, Amendment or Waiver

     Termination. The merger agreement may be terminated at any time prior to the merger, whether before or after the approval by the shareholders of AMEP:

     - by the mutual written consent of the boards of directors of AMEP and GC;

     -    by either GC or AMEP if:

          - the merger is not completed by October 30, 2000, so long as the delay or default was not on the part of the terminating party;

          - the merger is restrained, enjoined or otherwise prohibited by a court order or any law is enacted that enjoins, prohibits or makes illegal completion of the merger; or

          - any required approval of the merger or merger agreement by the shareholders of AMEP is not obtained due to the failure to obtain the required vote at AMEP's shareholders meeting; or

     - by GC upon a breach of, or failure to perform in any material respect, any representation, warranty, covenant or agreement on the part of AMEP contained in the merger agreement, which had caused certain conditions to the obligation of AMEP to effect the merger to be incapable of being satisfied, provided that this breach or failure cannot be or has not been cured within 30 days after the giving of notice of such breach or failure;

     - by AMEP upon a breach of, or failure to perform in any material respect, any representation, warranty, covenant or agreement on the part of GC contained in the merger agreement, which had caused certain conditions to the obligation of GC to effect the merger to be incapable of being satisfied, provided that this breach or failure cannot be or has not been cured within 30 days after the giving of notice of such breach or failure;

 by GC if:

     - the AMEP Board withdraws, modifies or changes its recommendation of the merger agreement in a manner adverse to GC or resolves to do so;

     - after receiving a proposal relating to a competing transaction the AMEP Board refuses to affirm its recommendation of the merger agreement with GC upon request by GC;

     - the AMEP Board recommends to its shareholders a competing transaction or resolves to do so;

     - the holders of more than 5% of the outstanding common stock of AMEP (other than shares held by GC and all of its affiliates), shall have exercised their dissenters' rights demanding payment under Colorado law; or

     - any litigation pending against GC, AMEP or certain of their affiliates and relating to the merger is not terminated to the satisfaction of GC.

     Amendment. The merger agreement may be amended by action taken by the parties' respective boards of directors, at any time prior to the time of the merger. Following the approval of the merger agreement by AMEP shareholders, no amendment will be made which would reduce the amount of or change the type of consideration into which each share of AMEP common stock will be converted upon the completion of the merger.

     Waiver. At any time prior to the time of the merger, either party to the merger agreement may, in writing:

     - extend the time for the performance of any obligation or other act of the other party to the merger agreement;

     - waive any inaccuracy in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; and

     - waive compliance with any agreement or condition contained in the merger agreement.

Expenses and Termination Fee

     Expenses. The merger agreement provides that all costs and expenses incurred in connection with the merger and merger agreement will be paid by the party incurring those expenses, whether or not the merger is completed, except:

     - if AMEP or GC terminates the merger agreement due to the failure of AMEP's shareholders to approve the merger and merger agreement and at the time of such failure there exists a publicly announced competing transaction with respect to AMEP and within 12 months of the termination of the merger agreement, AMEP enters into an agreement with any third party with respect to a competing transaction, which transaction is subsequently completed, then AMEP will reimburse all reasonable documented expenses of GC simultaneously with the consummation of such transaction, plus a break-up fee in an amount of $475,000.


     - If GC terminates the merger as a result of any litigation pending against GC, AMEP or certain of their affiliates and relating to the merger, GC shall reimburse AMEP for any costs incurred in connection with the merger, up to the amount of $10,000.

     The merger agreement provides that such reimbursements will be the sole and exclusive remedy of the parties upon a termination of the merger agreement due to failure of AMEP's shareholders to approve the merger and merger agreement; provided however, that nothing in the merger agreement relieves any party from liability for the willful breach of any of its representations or warranties, and the breach of any of its covenants or agreements set forth in the merger agreement.

       SECURITY OWNERSHIP OF FIVE PERCENT BENEFICIAL OWNERS AND MANAGEMENT


Owners of More than Five Percent

     The following table sets forth the class of shares of AMEP common stock, and the amount and percentage of that class, beneficially owned by all persons known by AMEP to be the beneficial owners of more than 5% of the shares of any class of AMEP common stock on ______________, 2001:


NAME AND ADDRESS OF                                            PERCENT
BENEFICIAL OWNER                            AMOUNT             OF CLASS
----------------                            ------             --------
G.C. Associates Holdings Corp............   666,961            55%

Nicholas Fegen...........................    75,000             6%

Directors and Officers

     The following table sets forth the number of shares of each class of AMEP stock and the percentage of each class beneficially owned by each of the directors, by certain executive officers and by all directors and officers as a group on ________________, 2001:

                                                COMMON STOCK
                                            Amount          %
                                            ------        ----
Clifford C. Thygesen                        65,200(1)      5%

Frank L. Jennings                           27,059(2)      2%

All officers and directors as
  a group ( 4 persons)                      82,259         7%

1 Includes 37,400 shares underlying stock options immediately exercisable at prices ranging from $3.875 to $9.125 per share.

2 Includes 14,000 shares underlying stock options immediately exercisable at prices ranging from $3.875 to $9.125 per share.


                       WHERE YOU CAN FIND MORE INFORMATION

     AMEP files annual, quarterly and special reports, proxy statements and other information with the Commission. In addition, because the merger is a "going private" transaction, AMEP and GC have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the merger. The Schedule 13E-3 and such reports, proxy statements and other information contain additional information about AMEP. You may read and copy any reports, statements or other information filed by AMEP at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Commission filings of AMEP are also available to the public from commercial document retrieval services and at the website maintained by the Commission - "http://www.sec.gov".


          The Commission allows AMEP to "incorporate by reference" information into this proxy statement. This means that AMEP can disclose important information by referring to another document filed separately with the Commission. The information incorporated by reference is considered to be part of this proxy statement, and later information filed with the SEC will update and supercede the information in this proxy statement.


     AMEP incorporates by reference each document it files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the Special Meeting. AMEP also incorporates by reference into this proxy statement the following documents filed by it with the Commission (File No. 1-13799) pursuant to the Exchange Act:

     -    AMEP's  Annual  Report on Form 10-KSB for the year ended  December 31,
          1999;

     - AMEP's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000; and

     - AMEP's Current Reports on Form 8-K, filed on April 24, 2000, May 4, 2000 and August 29, 2000. All subsequent documents filed by AMEP with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting will be deemed to be incorporated by reference into this proxy statement and to be a part of it from the date of filing of those documents.

     AMEP undertakes to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, a copy of any or all of the documents incorporated by reference herein, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. Requests for copies should be directed to American Educational Products, Inc., 6550 Gunpark Drive, Suite 200, Boulder, Colorado 80301, Attention: Frank L. Jennings, Secretary (Telephone number: (303) 527-3230).

     If you would like to request documents from AMEP, please do so by ____________, 2001 to receive them before the Special Meeting.

     AMEP's Board does not intend to bring any other matters to the shareholders for consideration at the Special Meeting.

     The proxy statement does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any offer or solicitation in such jurisdiction. The delivery of this proxy statement will not create an implication that there has been no change in the affairs of AMEP since the date of this proxy statement or that the information herein is correct as of any later date.


     You should rely on the information contained or incorporated by reference in this proxy statement. AMEP has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated _____________, 2001. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and the mailing of this proxy statement will not create any implication to the contrary.


                              By Order of the Board of Directors

                              /s/ Frank L. Jennings
                              -----------------------------------------------
                              Frank L. Jennings, Secretary
 ______________, 2001

                                                                       Exhibit A


                          AGREEMENT AND PLAN OF MERGER

                                     Between

                         G.C. ASSOCIATES HOLDINGS CORP.

                                       and

                       AMERICAN EDUCATIONAL PRODUCTS, INC.


                           Dated as of August 14, 2000

--------------------------------------------------------------------------------




                                TABLE OF CONTENTS

                                                                            Page

Glossary of Defined Terms

ARTICLE I  THE MERGER..........................................................1
     SECTION 1.01.The Merger...................................................1
     SECTION 1.02.Effective Time; Closing......................................1
     SECTION 1.03.Effect of the Merger.........................................2
     SECTION 1.04.Charter; Bylaws..............................................2
     SECTION 1.05.Directors and Officers of the Surviving Corporation..........2


ARTICLE II CONVERSION OF SECURITIES IN THE MERGER..............................2
     SECTION 2.01.Conversion of Capital Stock..................................2
     SECTION 2.02.Payment for Shares...........................................3
     SECTION 2.03.Employee Stock Options.......................................4


ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................5
     SECTION 3.01.Organization and Qualification; Subsidiaries.................5
     SECTION 3.02.Charter and Bylaws...........................................6
     SECTION 3.03.Capitalization...............................................6
     SECTION 3.04.Authority Relative to This Agreement.........................7
     SECTION 3.05.No Conflict; Required Filings and Consents...................7
     SECTION 3.06.Permits; Compliance..........................................8
     SECTION 3.07.SEC Filings; Financial Statements............................8
     SECTION 3.08.Absence of Certain Changes or Events.........................9
     SECTION 3.09.Employee Benefit Plans; Labor Matters.......................10
     SECTION 3.10.Contracts; Debt Instruments.................................12
     SECTION 3.11.Absence of Litigation.......................................14
     SECTION 3.12.Environmental Matters.......................................14
     SECTION 3.13.Trademarks, Patents and Copyrights..........................16
     SECTION 3.14.Taxes.......................................................17
     SECTION 3.15.Property and Leases.........................................17
     SECTION 3.16.Insurance...................................................18
     SECTION 3.17.Board Recommendation........................................18
     SECTION 3.18.Brokers.....................................................18
     SECTION 3.19.Vote Required; State Takeover Statutes......................18

                                       i




ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...........19
     SECTION 4.01.Organization and Qualification..............................19
     SECTION 4.02.No Conflict; Required Filings and Consents..................19
     SECTION 4.03.Absence of Litigation.......................................20
     SECTION 4.04.Brokers.....................................................20
     SECTION 4.05.No Activities...............................................20
     SECTION 4.06.Financing...................................................20


ARTICLE V  COVENANTS..........................................................20
     SECTION 5.01.Conduct of Business by the Company Pending the Closing......20
     SECTION 5.02.Formation of New Subsidiary.................................23
     SECTION 5.03.Notices of Certain Events...................................23
     SECTION 5.04.Contractual Consents........................................23


ARTICLE VI ADDITIONAL AGREEMENTS..............................................23
     SECTION 6.01.Proxy Statement; Schedule 13E-3.............................23
     SECTION 6.02.Company Shareholders' Meeting...............................24
     SECTION 6.03.Access to Information; Confidentiality......................25
     SECTION 6.04.No Solicitation of Transactions.............................26
     SECTION 6.05.Election of Directors.......................................27
     SECTION 6.06.Directors' and Officers' Indemnification and Insurance......27
     SECTION 6.07.Further Action; Consents; Filings...........................29
     SECTION 6.08.Public Announcements........................................29


ARTICLE VII  CONDITIONS TO THE MERGER.........................................29
     SECTION 7.01.Conditions to the Obligations of Each Party to Consummate
                  the Merger..................................................29
     SECTION 7.02.Conditions to the Obligations of the Company................30
     SECTION 7.03.Conditions to the Obligations of Parent and Merger Sub......30


ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER...............................31
     SECTION 8.01.Termination.................................................31
     SECTION 8.02.Notice of Termination; Effect of Termination................32
     SECTION 8.03.Amendment...................................................32
     SECTION 8.04.Waiver......................................................33
     SECTION 8.05.Expenses....................................................33


ARTICLE IX  GENERAL PROVISIONS................................................34
     SECTION 9.01.Non-Survival of Representations, Warranties and Agreements..34
     SECTION 9.02.Notices.....................................................34
     SECTION 9.03.Certain Definitions.........................................35
     SECTION 9.04.Severability................................................36


                                       ii


     SECTION 9.05.Assignment; Merger Sub; Binding Effect; Benefit.............36
     SECTION 9.06.Incorporation of Exhibits...................................36
     SECTION 9.07.Specific Performance........................................36
     SECTION 9.08.Governing Law...............................................36
     SECTION 9.09.Submission to Jurisdiction; Venue...........................36
     SECTION 9.10.Headings....................................................37
     SECTION 9.11.Counterparts................................................37
     SECTION 9.12.Entire Agreement............................................37
     SECTION 9.13.Waiver of Jury Trial........................................37


                                       iii



                            GLOSSARY OF DEFINED TERMS

Affiliate (S)     ..........................................    9.03(a)
Agreement         ..........................................    Preamble
Articles of Merger..........................................    (S) 1.02
business day      ..........................................    (S) 9.03(c)
Common Stock      ..........................................    Recitals
Closing           ..........................................    (S) 1.02
Closing Date      ..........................................    (S) 1.02
Code              ..........................................    (S) 2.02(e)
Company           ..........................................    Preamble
Company Board     ..........................................    Recitals
Company Certificates........................................    (S) 2.02(a)
Company Common Stock........................................    Recitals
Company Option    ..........................................    (S) 2.03(a)
Company SEC Reports.........................................    (S) 3.07(a)
Company Stock Plans.........................................    (S) 2.03(a)
Company Shareholders' Meeting...............................    (S) 6.01(a)
Company Subsidiaries........................................    (S) 3.01(a)
Competing Transaction.......................................    (S) 6.04
Control           ..........................................    (S) 9.03(d)
controlled by     ..........................................    (S) 9.03(d)
Costs             ..........................................    (S) 6.06(d)
Disclosure Schedule.........................................    (S) 3.01(a)
Effective Time    ..........................................    (S) 1.02
Environmental Claims........................................    (S) 3.12(b)
Environmental Laws..........................................    (S) 3.12(b)
Environmental Permit........................................    (S) 3.12(b)
ERISA             ..........................................    (S) 3.09(a)
Exchange Act      ..........................................    (S) 3.05(b)(i)
Expenses          ..........................................    (S) 8.05(a)
Governmental Entity.........................................    (S) 3.05(b)
Hazardous Material..........................................    (S) 3.12(b)
Indemnified Parties.........................................    (S) 6.06(d)
IRS               ..........................................    (S) 3.09(a)(iii)
Knowledge         ..........................................    (S) 9.03(e)
Law               ..........................................    (S) 3.05(a)(ii)
Letter of Transmittal.......................................    (S) 2.02(b)
Material Adverse Effect.....................................    (S) 3.01(a)
Material Contract ..........................................    (S) 3.10(a)
Merge             ..........................................    Recitals
Merger Consideration........................................    (S) 2.01(a)
Merger Sub        ..........................................    Preamble
Multiemployer Plan..........................................    (S) 3.09(b)

Multiple Employer Plan......................................    (S) 3.09(b)
Order             ..........................................    (S) 7.01(b)
Parent            ..........................................    Preamble

                                       iv



Paying Agent      ..........................................    (S) 2.02(a)
Permits           ..........................................    (S) 3.06
Person            ..........................................    (S) 9.03(f)
Plans             ..........................................    (S) 3.09(a)
Preferred Stock   ..........................................    (S) 3.03(c)
Proxy Statement   ..........................................    (S) 6.01(a)
Real Property     ..........................................    (S) 3.12(a)(ii)
Release           ..........................................    (S) 3.12(b)
Remedial Action   ..........................................    (S) 3.12(b)
Representatives   ..........................................    (S) 6.02(a)
Schedule 13E-3    ..........................................    (S) 6.01(a)
SEC               ..........................................    (S) 3.07(a)
subsidiary(ies)   ..........................................    (S) 9.03(g)
Superior Proposal ..........................................    (S) 6.04
Surviving Corporation.......................................    (S) 1.01
Tax Returns       ..........................................    (S) 3.14
Taxes             ..........................................    (S) 3.14
Third Party Provision.......................................    (S) 9.05
under common control with...................................    (S) 9.03(d)
U.S. GAAP         ..........................................    (S) 3.07(b)
Waivers           ..........................................    (S) 3.23


                                       v



                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT  AND  PLAN  OF  MERGER,   dated  as  of  August  14,  2000  (this
"Agreement"), between G.C. ASSOCIATES HOLDINGS CORP., a Delaware corporation ("Parent") and AMERICAN EDUCATIONAL PRODUCTS, INC., a Colorado corporation (the "Company").

     Upon the terms and subject to the conditions of this Agreement and in accordance with the Colorado Business Corporation Act (the "CBCA"), Parent will form a wholly owned subsidiary ("Merger Sub") and Parent will acquire, pursuant to the merger (the "Merger") of Merger Sub with and into the Company, all of the issued and outstanding shares of the Company's common stock, par value $.05 per share (the "Company Common Stock"), at a price of $10.00 per share;

     The Board of Directors of the Company (the "Company Board") has (i) approved and deemed the Merger advisable upon the terms and subject to the conditions set forth in this Agreement and (ii) recommended the approval of the Merger and this Agreement by the shareholders of the Company; and

     The Board of Directors of Parent has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and intending legally to be bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   THE MERGER

SECTION 1.01. The Merger. Provided that this Agreement shall not have been terminated in accordance with Section 8.01, upon the terms and subject to the conditions set forth in Article VII, and in accordance with the CBCA, at the Effective Time (as defined below), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

SECTION 1.02. Effective Time; Closing. Provided that this Agreement shall not have been terminated in accordance with Section 8.01, as promptly as practicable and in no event later than the second business day following the satisfaction or, if permissible, waiver of the conditions set forth in clauses (a) through (c) of Section 7.01 (or such other date as may be agreed to in writing by each of the parties hereto), the parties hereto shall cause the Merger to be consummated by filing the articles of merger (the "Articles of Merger") with the Secretary of State of Colorado (the "SSC") in such form as is required by, and executed in accordance with, the relevant provisions of the CBCA. The term "Effective Time" means the date and time of the filing with, and the acceptance for record by, the SSC of the Articles of Merger (or such later time, not to exceed 30 days after such acceptance for record, as may be agreed in writing by each of the parties hereto and specified in the Articles of Merger). Immediately prior to the filing of the Articles of Merger, a closing (the "Closing") will be held on the Closing Date at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York (or such other place as the parties hereto may agree).

SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the CBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

SECTION 1.04. Charter; Bylaws. At the Effective Time, (a) subject to the provisions of Section 6.05(a), the charter of Merger Sub as in effect immediately prior to the Effective Time shall be the charter of the Surviving Corporation until thereafter amended as provided by law, the bylaws and such charter of the Surviving Corporation, except that Article I shall be amended to provide that the name of the Surviving Corporation shall be "American Educational Products, Inc." and (b) the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended as provided by law, the charter of the Surviving Corporation and such bylaws.

SECTION 1.05. Directors and Officers of the Surviving Corporation. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the charter and bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

                     CONVERSION OF SECURITIES IN THE MERGER

SECTION 2.01. Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:
     (a) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 2.01(b) hereof) shall be converted into the right to receive $10.00 in cash (the "Merger Consideration"), payable without interest to the holder of such share of Company Common Stock, upon surrender of the Company Certificate that formerly evidenced such share of Company Common Stock;

     (b) each share of Company Common Stock owned by Parent or owned by any direct or indirect wholly owned subsidiary of the Company or Parent shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto; and

     (c) each issued and outstanding share of common stock, par value $.05 per share, of Merger Sub will be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

SECTION 2.02. Payment for Shares.
     (a) From and after the Effective Time, a bank or trust company designated by Parent and reasonably acceptable to the Company shall act as paying agent (the "Paying Agent") in effecting the payment of the Merger Consideration in respect of certificates that, prior to the Effective Time, represented shares of Company Common Stock entitled to payment of the Merger Consideration pursuant to Section 2.01(a) (the "Company Certificates"). From and after the Effective Time, Parent shall cause to be provided to the Paying Agent cash in amounts necessary to pay for all of the shares of Company Common Stock pursuant to Section 2.01.

     (b) Promptly after the Effective Time, the Paying Agent shall mail to each record holder of a Company Certificate (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificate shall pass, only upon delivery of the Company Certificate to the Paying Agent) (the "Letter of Transmittal") and (ii) instructions for use in surrendering such Company Certificate in exchange for payment therefor. Upon the surrender of each such Company Certificate, together with such Letter of Transmittal, duly completed and validly executed in accordance with the instructions therein, and such other documents as may be required pursuant to such instructions, the Paying Agent shall pay the holder of such Company Certificate an amount in cash equal to the product of the Merger Consideration multiplied by the number of shares of Company Common Stock formerly represented by such Company Certificate, in consideration therefor, and such Company Certificate shall forthwith be cancelled. Until so surrendered, each such Company Certificate (other than Company Certificates representing shares of Company Common Stock to be canceled pursuant to Section 2.01(b)) shall represent solely the right to receive the aggregate Merger Consideration represented thereby. No interest shall be paid or accrued on the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be paid to any person other than the person in whose name the Company Certificate surrendered is registered, it shall be a condition to such right to receive such payment that the Company Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person surrendering such Company Certificate shall pay to the Paying Agent any transfer or other similar Taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Company Certificate surrendered, or shall establish to the satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable.

     (c) At any time following the six-month anniversary of the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to direct the delivery of any funds which previously had been made available to the Paying Agent and were not disbursed to holders of shares of Company Common Stock (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), Company Certificates and other documents in its possession relating to the Merger, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Company Certificate may surrender such Company Certificate to the Surviving Corporation and receive in consideration therefor the aggregate Merger Consideration relating thereto, without any interest. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a share of Company Common Stock for any Merger Consideration delivered in respect of such share to a public official pursuant to any abandoned property, escheat or other similar law.

     (d) At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of any shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation or the Paying Agent, they shall be surrendered and cancelled in return for the payment of the aggregate Merger
          Consideration represented thereby, as provided in this Article II. From and after the Effective Time, the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided herein or by applicable law.

     (e) The Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any applicable provision of state, local or foreign Tax law. To the extent that amounts are so withheld by the Surviving Corporation and paid to the applicable taxing authorities, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation.

     (f) If any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Company Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Company Certificate the Merger Consideration to which the holder thereof is entitled pursuant to Section 2.01(a).

SECTION 2.03. Employee Stock Options.
     (a) At the Effective Time, each option to purchase shares of Company Common Stock (a "Company Option") outstanding and whether or not exercisable as of the Effective Time granted pursuant to the Company's Stock Option Plan, as amended through the date of this Agreement will be deemed converted into, and the holder of each such option will be entitled to receive from the Paying Agent upon surrender of the Option for cancellation, an amount of cash equal to the product of (i) the positive difference, if any, between the Merger Consideration and the exercise price of each such Company Option; and (ii) the number of shares of Company Common Stock covered by such Company Option.

               Any payments related to such sale of Company Options shall be subject to all applicable federal, state and local tax withholding requirements.

     (b) Prior to the Effective Date, the Company will have entered into consulting agreements with certain individuals named in Section 2.03 of the Disclosure Schedule attached hereto, dated as of the date hereof and forming a part of this Agreement (the "Disclosure Schedule") to provide ongoing consulting services to the Company.

SECTION 2.04 Warrants. Each of the warrants of the Company, dated May 25, 2000, to purchase Company Common Stock at a price of $8.00 per share subject to adjustment, and the warrants of the Company, dated November 26, 1997 to purchase Company Common Stock at a price of $10.00 per share subject to adjustment (the "Company Warrants"), shall be exercisable at the respective exercise price of each, from and after the Effective Time until the respective expiration dates. Upon such exercise, if any, such Company Warrants shall be entitled to receive an amount of cash equal to the Merger Consideration multiplied by the number of Common Shares for which such warrant was exercisable immediately prior to the Effective Time. Except as aforesaid, the exercise of any Company Warrant shall remain subject to all terms and conditions provided in the applicable Company Warrant and/or Warrant Agreement. Each of the Company and Parent shall take all action necessary to provide that, upon consummation of the Merger, all Company Warrants outstanding immediately prior to the Effective Time shall be exercisable for a cash amount as aforesaid and that full disclosure is provided to the Warrant holders.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub that:

SECTION 3.01.  Organization and Qualification;  Subsidiaries.
     (a) Except as set forth in Section 3.01(a) of the Disclosure Schedule attached hereto, dated as of the date hereof and forming a part of this Agreement (the "Disclosure Schedule"), the Company and each subsidiary of the Company (the "Company Subsidiaries") has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and each of the Company Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not materially delay consummation of the Merger and would not have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means any event, circumstances, change in or effect on the business of the Company and the Company Subsidiaries, taken as a whole, that, when taken together with all other events, circumstances, changes and effects occurring after the date hereof that do not individually have a Material Adverse Effect and all other circumstances that would, but for the fact that they do not individually have a Material Adverse Effect, constitute a breach of any representation or warranty made by the Company in this Agreement, is, or is reasonably likely to be, materially adverse to the business, financial condition, results of operations or prospects of the Company and the Company Subsidiaries taken as a whole, and that, taken as a whole, is, or is reasonably likely to result in a loss of not less than $50,000 to the Company and the Company Subsidiaries.

     (b) A true and complete list of all the Company Subsidiaries, together with the jurisdiction of incorporation or organization of each Company Subsidiary and the percentage of the outstanding capital stock of each Company Subsidiary owned by the Company and each other Company Subsidiary, is set forth in Section 3.01(b) of the Disclosure
          Schedule. Except as disclosed in Section 3.01(b) of the Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

SECTION 3.02. Charter and Bylaws. The copies of the Company's charter and bylaws, each as amended and restated, that are set forth as exhibits to the Company's Form 10-Q for the quarter ended March 31, 2000 and the Form 10-K for the year ended December 31, 1999, respectively, are complete and correct copies thereof. Such charter and bylaws are in full force and effect. The Company is not in violation of any of the provisions of its charter or bylaws.

SECTION 3.03. Capitalization. The authorized capital stock of the Company consists of (a) 100,000,000 shares of Common Stock, par value $0.05, and
     (b) 50,000,000 shares of preferred stock, par value $0.01 (the "Preferred Stock"). At the close of business on June 30, 2000, (i) 1,085,540 shares of Common Stock, all of which were validly issued, fully paid and nonassessable and no shares of Preferred Stock were issued and outstanding,
     (ii) no shares of Common Stock were held in the treasury of the Company or by the Company Subsidiaries, and (iii) 1,191,656 shares of Common Stock were reserved for issuance in connection with the exercise of outstanding Company Options and Company Warrants in the amounts and at the exercise prices set forth in Section 3.03 of the Disclosure Schedule. Except as set forth in Section 3.03 of the Disclosure Schedule, all publicly traded shares of Common Stock and the warrants of the Company dated November 26, 1997 to purchase Company Common Stock at a price of $10.00 per share are authorized for listing on the NASDAQ Small Cap Market ("NASDAQ") and the Pacific Exchange ("Pacific"). Except as forth in Section 3.03 of the Disclosure Schedule, from December 31, 1999 through the date hereof, the Company has not issued any additional shares of capital stock, except pursuant to the exercise of Company Options or the Employee Stock Purchase Plan, nor has the Company granted any additional options, warrants or other rights or entered into any agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. Except as issued pursuant to the Company Stock Plans, pursuant to agreements or arrangements described in Section 3.03 of the Disclosure Schedule or as set forth in the Company SEC Reports (as defined herein), there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 3.03 of the Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Common Stock or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and, except as set forth in Section 3.03 of the Disclosure Schedule, each such share owned by the Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Section 3.03 of the Disclosure Schedule, there are no material outstanding contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person, other than obligations arising in the ordinary course of business and obligations disclosed in the Company SEC Reports.

SECTION  3.04.  Authority  Relative  to  This  Agreement.  The  Company  has all
     necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions (including, without limitation, the Merger) contemplated herein to be consummated by the Company. The execution and delivery of this Agreement by the Company and the consummation by the Company of such transactions have been duly and validly authorized by all necessary corporate action, including the unanimous approval of the Company Board, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate such transactions (other than the adoption of this Agreement by the requisite affirmative vote of the shareholders of the Company as required by the CBCA). This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Parent and Merger Sub)
     constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

SECTION 3.05. No Conflict;  Required Filings and Consents.
     (a) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate any provision of the charter or bylaws of the Company or any equivalent organizational documents of the Company or any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.05(b) have been obtained and all filings and obligations described in Section 3.05(b) have been made, conflict with or violate any United States or non-United States or supranational law, statute, ordinance, rule, regulation, code, executive order, injunction, judgment, decree or other order ("Law") applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) except as set forth in Section 3.05(a)(iii) of the Disclosure Schedule, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults, or other occurrences which would not reasonably be expected to (A) have a Material Adverse Effect or (B) prevent or materially delay the performance of this Agreement by the Company.

     (b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or non-United States or supranational government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal or judicial or arbitral body ("Governmental Entity"), except (i) for applicable requirements of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), and the NASDAQ and the Pacific; (ii) for applicable requirements relating to the filing and recordation of appropriate merger documents pursuant to the CBCA and as set forth in Section 3.05(b) of the Disclosure Schedule; and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to (A) prevent or materially delay consummation of the Merger or (B) have a Material Adverse Effect.

SECTION 3.06. Permits; Compliance. Except as set forth in Section 3.06 of the Disclosure Schedule, each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Permits"), except where the failure to have, or the suspension or cancellation of, any of the Permits would not reasonably be expected to (a) have a Material Adverse Effect or
     (b) prevent or materially delay the performance of this Agreement by the Company, and no suspension or cancellation of any of the Permits is pending or, to the knowledge of the Company, threatened. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of,
     (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, Permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party to or by which the Company or any Company Subsidiary is bound by, except for any such conflicts, defaults or violations that would not reasonably be expected to
     (A) have a Material Adverse Effect or (B) prevent or materially delay the performance of this Agreement by the Company.

SECTION 3.07.  SEC  Filings;  Financial  Statements.
     (a) Except as set forth in Section 3.07 of the Disclosure Schedule, the Company has timely filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission ("SEC") since January 1, 1993 through the date of this Agreement (all of the above, including the forms, reports and documents set forth in Section
          3.07 of the  Disclosure  Schedule,  the  "Company SEC  Reports").  The

          Company SEC Reports and all forms, reports and documents to be filed by the Company after the date hereof and prior to the Closing (i) were or will be prepared in all material respects in accordance with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, (ii) did or will not, as of their respective dates, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (iii) did not and will not omit any document required to be filed as an exhibit thereto. No Company Subsidiary is required to file any form, report or other document with the SEC.

     (b) Each of the financial statements (including, in each case, any notes thereto) contained in the Company SEC Reports and each of the financial statements to be included in forms, reports and documents to be filed with the SEC after the date hereof and prior to the Closing, was or will be prepared in accordance with United States generally accepted accounting principles as promulgated by the American Institute of Certified Public Accountants and as interpreted from time to time by the staff of the SEC ("U.S. GAAP"), applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly or will present fairly, the consolidated financial position, results of operations and cash flow of the Company, and the consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein in all material respects, except as otherwise noted therein in accordance with U.S. GAAP (subject, in the case of unaudited statements, to normal year-end adjustments which were not and are not expected to have a Material Adverse Effect).

     (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and the Company Subsidiaries as of December 31, 1999, including the notes thereto, or in any of the Company SEC Reports filed subsequent to December 31, 1999 or in Section 3.07(c) of the Disclosure Schedule, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business since December 31, 1999 that would not reasonably be expected to, individually or in the aggregate, (i) have a Material Adverse Effect or (ii) prevent or materially delay the performance of this Agreement by the Company.

     (d) The Company has heretofore furnished to Parent a complete and correct copy of any amendment or modification, that has not yet been filed with the SEC, to agreements, documents or other instruments that previously have been filed by the Company with the SEC pursuant to the Exchange Act.

SECTION 3.08. Absence of Certain Changes or Events. Since December 31, 1999, except as contemplated by or as set forth in Section 3.08 of the Disclosure Schedule or as expressly contemplated by this Agreement or as specifically disclosed in the Company SEC Reports filed subsequent to December 31, 1999, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice, except for a special cash dividend in the aggregate amount of $780,500 payable on October 30, 2000 prorata to holders of the Company's Common Stock of record on August 18, 2000 (the "Cash Dividend"), and, since such date, (a) there has not been any change, condition, event or development that has had a Material Adverse Effect, (b) there has not been any event that could reasonably be expected to prevent or materially delay the performance of this Agreement by the Company and (c) none of the Company or any Company Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.01.

SECTION 3.09. Employee Benefit Plans; Labor Matters.
     (a) Section 3.09(a) of the Disclosure Schedule lists each employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and each other plan, policy, program, practice, agreement, understanding or arrangement providing compensation or other benefits to any employee, former employee or independent contractor of the Company (or to any dependent or beneficiary thereof) which the Company maintains or under which the Company has or could have any obligation or liability, whether directly or as a member of a controlled group of corporations, a controlled group of trades or businesses or an affiliated service group within the meaning of Section 414 of the Code (whether contingent or actual) (each, a "Plan"). No Plan is or was subject to Title IV of ERISA. Each Plan is in writing and the Company has furnished or made available to Parent a true and complete copy of each material Plan and has delivered or made available to Parent a true and complete copy of each material document, if applicable, prepared in connection with each such Plan, including, without limitation, (A) a copy of each trust or other funding arrangement, (B) each summary plan description and summary of material modifications, (C) the most recently filed Internal Revenue Service ("IRS") Form 5500, (D) the most recently received IRS determination letter for each such Plan, and (E) the most recently prepared actuarial report and financial statement in connection with each such Plan. Neither the Company nor any Company Subsidiary has any express or implied commitment, whether legally enforceable or not, (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual, or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

     (b) Except as set forth in Section 3.09(b) of the Disclosure Schedule, none of the Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any person, (ii) obligates or obligated the Company or any Company Subsidiary to pay, or segregate any funds to pay (into a trust or otherwise), separation, severance, termination or similar-type benefits solely or partially as a result of any transaction contemplated by this Agreement, or (iii) obligates or obligated the Company or any Company Subsidiary to make any payment, or segregate any funds to pay (into a trust or otherwise), or provide any benefit as a result of a "change in control", within the meaning of such term under Section 280G of the Code solely or partially as a result of any transaction contemplated by this Agreement. Except as set forth in Section 3.09(b) of the Disclosure Schedule, none of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Company Subsidiary. Each of the Plans is subject only to the Laws of the United States or a political subdivision thereof.

     (c) Each Plan is now and always has been operated in all material respects in accordance with its terms and the requirements of all applicable Law including, without limitation, ERISA and the Code. The Company and the Company Subsidiaries have performed all obligations required to be performed by them under, are not in material default under or in violation of, and have no knowledge of any default or violations by any party to, any Plan. No action is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course), and, to the Company's knowledge, no fact or event exists that could reasonably be expected to give rise to any such action.

     (d)  Each Plan that is intended to be  qualified  under  Section  401(a) or
          Section 401(k) of the Code has heretofore been determined by the IRS so to qualify, and if submitted and assuming all amendments required by the IRS were made, the Company believes that such Plans would receive a favorable determination letter from the IRS with respect to the changes required by the Small Business Job Protection Act of 1996, the General Agreement on Tariffs and Trade, the Tax Reform Act of 1997, and the Uniformed Services Employment and Reemployment Rights Act of 1994, and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under
          Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

     (e)  There has not been any prohibited  transaction  (within the meaning of
          Section 406 of ERISA or Section 4975 of the Code) for which an exemption is not available with respect to any Plan. Neither the Company nor any Company Subsidiary has incurred any liability under, arising out of or by operation of Title IV of ERISA, including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could reasonably be expected to give rise to any such liability.

     (f) All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes to the extent permitted by applicable Law and no such deduction has been challenged or disallowed by any Governmental Entity and, to the Company's knowledge, no fact or event exists which could reasonably be expected to give rise to any such challenge or disallowance.

     (g) Except as set forth in Section 3.09(g) of the Disclosure Schedule, all directors and officers of the Company and the Company Subsidiaries are under written obligation to the Company and the Company Subsidiaries to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment and to assign to the Company and the Company Subsidiaries all inventions made by them within the scope of their employment during such employment and for a reasonable period thereafter.

     (h) Except as set forth in Section 3.09(h) of the Disclosure Schedule or as disclosed in the Company SEC Reports, (i) there are no controversies pending or, to the knowledge of the Company, threatened between the Company or any Company Subsidiary and any of their respective employees; (ii) neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Company Subsidiary, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii) neither the Company nor any Company Subsidiary has breached or otherwise failed to comply with any provision of any such agreement or contract, and there are no grievances outstanding against the Company or any Company Subsidiary under any such agreement or contract; (iv) there are no unfair labor practice complaints pending against the Company or any Company Subsidiary before the National Labor Relations Board or any current union representation questions involving employees of the Company or any Company Subsidiary; and (v) there is no strike, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Company Subsidiary. The consent of the labor unions which are a party to the collective bargaining agreements listed in Section 3.09(h) of the Disclosure Schedule is not required to consummate the Merger.

     (i) Except as set forth in Section 3.09(i) of the Disclosure Schedule or as disclosed in the Company SEC Reports, the Company and the Company Subsidiaries are in material compliance with all applicable laws relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental
          Entity and has withheld and paid to the appropriate Governmental Entity or are holding for payment not yet due to such Governmental Entity all amounts required to be withheld from employees of the Company or any Company Subsidiary and are not liable for any significant arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing. The Company and the Company Subsidiaries have paid in full to all employees or adequately accrued for in accordance with U.S. GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees, and there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or, to the Company's knowledge, threatened before any Governmental Entity with respect to any persons currently or formerly employed by the Company or any Company Subsidiary. Except as set forth in Section 3.09(i) of the Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices. Except as set forth in Section 3.09(i) of the Disclosure Schedule, there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or, to the Company's knowledge, threatened with respect to the Company. Except as set forth in Section 3.09(i) of the Disclosure Schedule or as disclosed in the Company SEC Reports, there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to the knowledge of the Company, threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Entity in any jurisdiction in which the Company or any Company Subsidiary have employed or employ any person.

SECTION 3.10.  Contracts;  Debt  Instruments.
     (a) Set forth in subsections (i) through (viii) of Section 3.10(a) of the Disclosure Schedule is a true and accurate list of all contracts and agreements of the types described in such subsections to which the Company or any Company Subsidiary is a party as of the date hereof (such contracts, agreements and arrangements as required to be set forth in Section 3.10(a) of the Disclosure Schedule, together with those listed in Section 3.09(a) of the Disclosure Schedule, and subject to the proviso at the end of paragraph (a) of this Section
          3.10 being the "Material Contracts"):

          (i) as of the date of this Agreement, each contract and agreement which (A) is likely to involve consideration of more than $50,000, in the aggregate, during the calendar year ending December 31, 2000 or (B) is likely to involve consideration of more than $100,000, in the aggregate, over the remaining term of such contract, except for purchase orders arising in the usual and ordinary course of business and consistent with past practices (provided that in any case and without regard to the proviso at the end of paragraph (a) of this Section 3.10, the top 15 purchase orders are set forth in Section 3.10(a)(i) of the Disclosure Schedule) and which, in either case, cannot be canceled by the Company or any Company Subsidiary without penalty or further payment and without more than 90 days' notice;

          (ii) all material broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which the Company or any Company Subsidiary is a party, in each case, not cancelable without penalty on not more than 90 days' notice;

          (iii)all material management contracts (excluding contracts for employment) and contracts with other consultants, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any Company Subsidiary or income or revenues related to any product of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is a party;

          (iv) all material contracts and agreements evidencing indebtedness of the Company or any Company Subsidiary;

          (v) as of the date hereof, all material contracts and agreements with any Governmental Entity to which the Company or any Company Subsidiary is a party;

          (vi) all contracts and agreements that materially limit, or purport to materially limit, the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time;

          (vii)all material contracts or arrangements that result in any person or entity holding a power of attorney from the Company or any Company Subsidiary that relates to the Company, any Company Subsidiary or their respective businesses; and

          (viii) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company and any Company Subsidiary or the conduct of its businesses, or the absence of which would prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement or would have a Material Adverse Effect.

     With respect to Sections 3.10

     (a) (i) through (v) and Section 3.10(a)(viii), all contracts involving consideration or the payment of less than $50,000 shall be deemed to be not material; provided, however, that any contract in excess of $50,000 is not necessarily material.

     (b) Except as would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not have a Material Adverse Effect, (i) each Material Contract is a legal, valid and binding agreement, and, to the Company's knowledge, none of the Material Contracts is in default by its terms or has been canceled by the other party; (ii) to the Company's knowledge, no other party is in breach or violation of, or default under, any Material Contract; (iii) the Company and the Company Subsidiaries are not in receipt of any claim of default under any Material Contract; and (iv) except as set forth in Section 3.10(b)(iv) of the Disclosure Schedule, neither the execution of this Agreement nor the consummation of any transaction contemplated hereby shall constitute a default, give rise to cancellation rights, or otherwise materially and adversely affect any of the Company's rights under any Material Contract. The Company has furnished or made available to Parent true and complete copies of all Material Contracts, including any amendments thereto.

     (c) Set forth in Section 3.10(c) of the Disclosure Schedule is a description of any material changes to the amount and material terms of the indebtedness of the Company and the Company Subsidiaries as described in the notes to the financial statements incorporated in, or otherwise disclosed in, the Company's Form 10-K for the year ended December 31, 1999.

SECTION 3.11. Absence of Litigation. Except as set forth in Section 3.11 of the Disclosure Schedule or as specifically disclosed in the Company SEC Reports, there is no litigation, suit, claim, action, proceeding, arbitration, review or investigation pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary before any Governmental Entity that is reasonably likely to have a Material Adverse Effect or seeks to materially delay or prevent the consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement. Except as set forth in Section 3.11 of the Disclosure Schedule or as disclosed in the Company SEC Reports, there has been no change since December 31, 1999 in the status of any litigation, suit, claim, action, proceeding or investigation relating to the Company or any Company Subsidiary that would be reasonably likely to have a Material Adverse Effect. Except as disclosed in the Company SEC Reports or as set forth in Section 3.11 of the Disclosure Schedule, neither the Company nor any Company Subsidiary is subject to any outstanding Order (as defined below), writ, injunction or decree which, insofar as can be reasonably foreseen, would have a Material Adverse Effect.

SECTION 3.12.  Environmental Matters.

     (a) Except as disclosed in Section 3.12 of the Disclosure Schedule or as disclosed in the Company SEC Reports or as would not reasonably be expected to have a Material Adverse Effect, to the best knowledge of the Company:

          (i) The Company is in compliance with all applicable Environmental Laws and all Environmental Permits. All past noncompliance with Environmental Laws or Environmental Permits identified by the Company has been resolved without any pending, ongoing or future obligation, cost or liability, and, to the Company's actual knowledge, there is no requirement proposed as of the date hereof that is reasonably expected to be adopted or implemented and give rise to liability under any Environmental Law or Environmental Permit;

          (ii) Except as expressly authorized under any Environmental Law or Environmental Permit, there has been no Release of Hazardous Materials on any of the real property owned or leased by the Company or any Company Subsidiary (the "Real Property") or, during the Company's ownership or occupancy of such property, on any property formerly owned, leased, used or occupied by the Company;

          (iii)The Company is not conducting, and has not undertaken or completed, any Remedial Action relating to any Release or threatened Release on the Real Property or at any other site, location or operation, either voluntarily or pursuant to the order of any Governmental Entity or the requirements of any Environmental Law or Environmental Permit;

          (iv) To  the   Company's   knowledge,   there   is  no   asbestos   or
               asbestos-containing material on any of the Real Property;

          (v) None of the Real Property is listed or proposed for listing, or, to the Company's knowledge, adjoins any other property that is listed or proposed for listing, on the National Priorities List or the Comprehensive Environmental Response, Compensation and Liability Information System under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any analogous federal, state or local list;

          (vi) There are no Environmental Claims pending or, to the Company's knowledge, threatened against the Company or the Real Property, and, to the Company's knowledge, there are no circumstances that can reasonably be expected to form the basis of any such Environmental Claim, including, without limitation, with respect to any off-site disposal location presently or formerly used by the Company or any of its predecessors or with respect to any previously owned or operated facilities;

          (vii)Under current Law, the Company can maintain present production levels, or any planned expansion of production levels upon which financial projections provided to Parent have been based, in compliance with applicable Environmental Laws without a material increase in capital or operating expenditures and without modifying any Environmental Permits or obtaining any additional Environmental Permits;

          (viii) The Company has provided Parent or made available copies of (i) any environmental assessment or audit reports or other similar studies or analyses relating to the Real Property or the Company, and (ii) all insurance policies issued in the past five years that may provide coverage to the Company for environmental matters; and

          (ix) Neither the execution of this Agreement nor the consummation of the transactions contemplated herein will require any Remedial Action or notice to or consent of Governmental Entities or third parties pursuant to any applicable Environmental Law or Environmental Permit.

     (b)  For purposes of this Agreement:

          "Environmental Claims" means any and all actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Materials.

          "Environmental Law" means any Law in effect and as amended as of the Effective Time, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

          "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law.

          "Hazardous Material" means (i) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls and (ii) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law.

          "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the environment.

          "Remedial Action" means all action to (i) clean up, remove, treat or handle in any other way Hazardous Materials in the environment; (ii) restore or reclaim the environment or natural resources; (iii) prevent the Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or the environment; or (iv) perform remedial investigations, feasibility studies, corrective actions, closures and postremedial or postclosure studies, investigations, operations, maintenance and monitoring on, about or in any Real Property.

SECTION 3.13. Trademarks, Patents and Copyrights. Except as set forth in Section
     3.13 of the Disclosure Schedule, and except to the extent the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) would not reasonably be expected to have a Material Adverse Effect, the Company and each of the Company Subsidiaries own or possess adequate licenses or other legal rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, mask works, know-how and other proprietary rights and information used or held for use in connection with the businesses of the Company and the Company Subsidiaries as currently conducted or as contemplated to be conducted, and, to the Company's knowledge, there is no assertion or claim challenging the validity of any of the foregoing. Neither the Company nor any of the Company Subsidiaries has infringed or is infringing in any way any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark, mask work or copyright of any third party that would reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, there are no infringements of any proprietary rights owned by or licensed by or to the Company or any Company Subsidiary that could reasonably be expected to have a Material Adverse Effect.

SECTION 3.14. Taxes. Except as set forth in Section 3.14 of the Disclosure Schedule, (a) the Company and the Company Subsidiaries have timely filed or will timely file all federal, state, local and foreign Tax Returns required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of the Company and the Company Subsidiaries, and all such Tax Returns are complete and correct in all material respects; (b) all Taxes that are shown as due on such Tax Returns have been or will be timely paid; (c) no deficiency for any material amount of Tax has been asserted or assessed in writing by a taxing authority against the Company or any of the Company Subsidiaries for which there are not adequate reserves; (d) the Company and the Company Subsidiaries have provided adequate reserves in accordance with U.S. GAAP in their financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns; (e) as of the date hereof, the Company and the Company Subsidiaries have neither extended nor waived any applicable statute of limitations with respect to Taxes and have not otherwise agreed to any extension of time with respect to Tax assessment or deficiency; (f) none of the Company and the Company Subsidiaries is a party to any Tax sharing agreement or arrangement other than with each other; (g) as of the date hereof, there are no pending or threatened in writing material audits, examinations, investigations, litigation, or other proceedings in respect of Taxes of the Company or any Company Subsidiary; (h) no liens for Taxes exist with respect to any of the assets or properties of the Company or the Company Subsidiaries, except for statutory liens for Taxes not yet due or payable or that are being contested in good faith for which there are adequate reserves; (i) all Taxes which the Company or any Company Subsidiary are required to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of the Company; and (j) none of the Company or any Company Subsidiary has been a member of any group or corporation filing Tax Returns on a consolidated, combined, unitary or similar basis other than each such group of which it is currently a member. As used in this Agreement, "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees and customs duties, tariffs, and similar charges.

          "Tax Returns" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes filed with a taxing authority, including any schedule or attachment thereto, and including any amendment thereof.

SECTION 3.15. Property and Leases.
     (a) The Company and the Company Subsidiaries have sufficient title to all their properties and assets to conduct their respective businesses as currently conducted or as contemplated to be conducted, with only such exceptions as would not have a Material Adverse Effect.

     (b) No parcel of real property owned or leased by the Company or any Company Subsidiary is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Company, has any such condemnation, expropriation or taking been proposed other than as could not reasonably be expected to have a Material Adverse Affect.

     (c) Except as set forth in Section 3.15(c) of the Disclosure Schedule, there are no contractual or legal restrictions that preclude or restrict the ability to use any real property owned or leased by the Company or any Company Subsidiary for the purposes for which it is currently being used other than preclusions or restrictions which do not preclude or restrict or otherwise adversely affect the actual use which the Company or Company Subsidiary is making of the real property on the date of this Agreement but which may or would preclude or restrict any expansion or enhancement or change in such use. There are no material latent defects or material adverse physical conditions affecting the real property, and improvements thereon, owned or leased by the Company or any Company Subsidiary other than those that would not prevent or materially delay consummation of the Merger or otherwise prevent or materially delay the Company from performing its obligations under this Agreement and would not have a Material Adverse Effect.

SECTION 3.16. Insurance. The Company and the Company Subsidiaries have in effect insurance coverage with reputable insurers or are self-insured, which, in respect of amounts, premiums, types and risks insured, constitutes reasonable coverage for the risks customarily insured against by companies engaged in the industries in which the Company and the Company Subsidiaries are engaged and comparable in size and operations to the Company and the Company Subsidiaries. The Company's current annual premiums for directors' and officers' liability insurance is approximately $14,000 per year, and, as of the date of this Agreement, the Company has made arrangements to acquire tail coverage for the six year period beginning August 2, 2000.

SECTION 3.17. Board Recommendation. Those members of the Company Board permitted under applicable law to vote on this Agreement, at a meeting duly called and held, have by unanimous vote approved and deemed it advisable that the Company and its shareholders consummate the Merger, upon the terms and subject to the conditions set forth in this Agreement.

SECTION 3.18. Brokers. Set forth in Section 3.18 of the Disclosure Schedule is a description of all contracts, agreements or understandings which may form the basis for a claim against the Company for the payment of brokerage, finder's or other fees or commissions in connection with the transactions contemplated hereby and there are no other arrangements which may obligate the Company to the payment of any such fees; provided that the Parent has notified the Company that it disputes the basis for any claim against the Company in connection with the item disclosed in such Schedule.

SECTION 3.19. Vote Required; State Takeover Statutes. The only vote of the holders of any class or series of capital stock of the Company necessary to approve the Merger, this Agreement or the transactions contemplated by this Agreement is the affirmative vote by the Company's shareholders representing a majority of the outstanding shares of the Company's Common Stock, with each outstanding share of Common Stock representing one vote.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub hereby jointly and severally represent and warrant to the Company, that:

SECTION 4.01. Organization and Qualification. Each of Parent and Merger Sub has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by Parent and Merger Sub (including, without limitation, the Merger). The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of such transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent and Merger Sub are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly authorized and validly executed and delivered by each of Parent and Merger Sub and constitutes (assuming due authorization, execution and delivery by the Company) a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies.

SECTION 4.02. No Conflict;  Required Filings and Consents.
     (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate any provision of the charter and bylaws of Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.02(b) have been obtained and all filings and obligations described in Section 4.02(b) have been made, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clause (iii) for any such conflicts, violations, breaches, defaults, or other occurrences which would not reasonably be expected to prevent or materially delay the performance of this Agreement by either Parent or Merger Sub.

     (b) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements of the Exchange Act and the filing and recordation of appropriate merger documents as required by the CBCA and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to prevent or materially delay consummation of the Merger.

SECTION 4.03. Absence of Litigation. Except as set forth in Section 4.03 of the Disclosure Schedule, there is no litigation, suit, claim, action, proceeding or investigation pending or, to the best knowledge of Parent, threatened against Parent or Merger Sub or any of their respective properties or assets before any court, arbitrator or Governmental Entity which seeks to delay or prevent or would result in the material delay of or would prevent the consummation of any of the transactions contemplated hereby. Neither Parent nor Merger Sub or any property or asset of Parent or Merger Sub is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or, to the knowledge of Parent, continuing investigation by, any Governmental Entity or any order, writ, judgment, injunction, decree, determination or award of any governmental or regulatory authority or any arbitrator which would prevent Parent or Merger Sub from performing their respective material obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated hereby.

SECTION 4.04. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent.

SECTION 4.05. No Activities. Merger Sub will be formed solely for the purpose of engaging in the Merger. Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub will not have any obligations or liabilities of any nature (whether accrued, absolute, contingent or otherwise) and will not engage in any business activities of any type or kind whatsoever or enter into any agreements or arrangements with any person.

SECTION 4.06. Financing. At or prior to the Closing Date, Parent will cause Merger Sub to have, and Merger Sub will have, all of the financing required to consummate the transactions contemplated by this Agreement.


                                    ARTICLE V

                                    COVENANTS

SECTION 5.01. Conduct of Business by the Company Pending the Closing. The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.01 of the Disclosure Schedule or as contemplated by any other provision of this Agreement, unless Parent shall consent in writing, (1) the businesses of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (2) the Company shall use its reasonable best efforts to keep available the services of such of the current officers, significant employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with such of the customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, except as set forth in Section 5.01 of the Disclosure Schedule or as contemplated by any other provision of this Agreement, the Company shall not, and shall neither cause nor permit any Company Subsidiaries or any of the Company's affiliates (over which it exercises control), or any of its or their officers, directors, employees and agents (in each case, in their capacities as such) to, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following, without the prior written consent of Parent:

     (a) amend or otherwise change its charter or bylaws or equivalent organizational documents;

     (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, (i) any shares of capital stock of the Company or any Company Subsidiary of any class, or securities convertible or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary (except for the issuance of any shares of capital stock issuable pursuant to the exercise of any Company Options or Company Warrants outstanding on the date of this Agreement); or (ii) any property or assets of the Company or any Company Subsidiary, except in issuing Company Common Stock as required upon the exercise of a Company Warrant by a holder, and except in all cases in the ordinary course of business and in a manner consistent with past practice; provided that the aggregate amount of any such sale or disposition (other than a sale or disposition of products or other inventory in the ordinary course of business consistent with past practice, as to which there shall be no restriction on the aggregate amount), or pledge, grant, transfer, lease, license, guarantee or encumbrance of such property or assets of the Company or any Company Subsidiary shall not exceed $25,000;

     (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, other than dividends paid by any of the wholly owned Company Subsidiaries to the Company in the ordinary course of business consistent with past practice and other than the Cash Dividend;

     (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

     (e) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization, person or any division thereof or any assets, other than (x) acquisitions of any assets in the ordinary course of business consistent with past practice that are not, in the aggregate, in excess of $50,000 or (y) purchases (whether for cash or pursuant to an exchange) of inventory for resale in the ordinary course of business and consistent with past practice; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money, except for indebtedness for borrowed money incurred in the ordinary course of business and consistent with past practice; (iii) terminate, cancel or request any material change in, or agree to any material change in any Material Contract or enter into any contract or agreement material to the business, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole, in either case other than in the ordinary course of business, consistent with past practice; (iv) make or authorize any capital expenditure, other than as set forth in Section 5.01(e)(iv) of the Disclosure Schedule; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.01(e);

     (f) increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practices or with the prior approval of Parent, which shall not be unreasonably withheld, in salaries or wages of employees of the Company or any Company Subsidiary who are not officers of the Company, or grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Company Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option (including, without limitation, the granting of stock options, stock appreciation rights, stock option appreciation unit awards, performance awards or performance restricted stock awards), stock purchase, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee, except as contemplated by this Agreement or to the extent required by applicable Law or the terms of a collective bargaining agreement or a contractual obligation existing on the date hereof;

     (g) take any action with respect to modifying accounting policies or procedures, other than actions in the ordinary course of business, consistent with past practice or the requirements of U.S. GAAP and as advised by the Company's regular certified independent public accountants;

     (h) waive, release, assign, settle or compromise any material claims or litigation involving money damages in excess of $25,000, except for claims asserted by the Company or the applicable Company Subsidiary;

     (i) make any material Tax election or settle or compromise any material federal, state, local or foreign Tax liability;

     (j) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing;

     (k) take any action that will be likely to result in the representations and warranties set forth in Article III becoming false or inaccurate in any material respect (or, with respect to any representation and warranty already qualified by materiality, false or inaccurate in any respect);

     (l) enter into or carry out any other transaction other than in the ordinary and usual course of business or other than as permitted pursuant to the other clauses in this Section 5.01;

     (m) take any action or fail to take any action that could reasonably be expected to have or result in a Material Adverse Effect; or

     (n) permit or cause any Company Subsidiary to do any of the foregoing or agree or commit to do any of the foregoing.

SECTION 5.02. Formation of New Subsidiary. Prior to the Effective Time, Parent will form a wholly owned subsidiary, known as Merger Sub. Merger Sub will be merged into the Company at the Effective Time.

SECTION 5.03. Notices of Certain Events. Each of Parent and the Company shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger, (ii) any notice or other communication from any Governmental Entity in connection with the Merger,
     (iii) any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened in writing against, relating to or involving or otherwise affecting Parent, the Company or their subsidiaries that relate to the consummation of the Merger or the transactions contemplated by this Agreement; (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under any Material Contract; and (v) any change that is reasonably likely to result in a Material Adverse Effect or is likely to delay or impede the ability of either Parent or the Company to consummate the transactions contemplated by this Agreement or to fulfill its obligations set forth herein.

SECTION 5.04. Contractual Consents. Except as set forth in Section 5.04 of the Disclosure Schedule, prior to or at the Effective Time each of the parties hereto shall use its reasonable best efforts to prevent the occurrence, as a result of the Merger, of the triggering of a change of control or similar clause or any event which constitutes a default (or an event which with notice or lapse of time or both would become a default) under any material contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it or any of its subsidiaries is a party.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

SECTION 6.01.  Proxy  Statement;  Schedule 13E-3.
     (a) As promptly as practicable after the execution of this Agreement, (i) the Company shall prepare (in consultation with Parent) and file with the SEC a proxy statement (together with any amendments thereof or supplements thereto, the "Proxy Statement") relating to the meeting of the Company's shareholders (the "Company Shareholders' Meeting") to be held to consider approval of this Agreement and the Merger, and (ii) Parent, Merger Sub and the Company shall if required by the Exchange Act, prepare and file with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3 (together with all amendments and supplements thereto, the "Schedule 13E-3") relating to the Merger and the other transactions contemplated by this Agreement. The Company shall furnish all information concerning the Company that Parent may reasonably request in connection with such actions and the preparation of the Proxy Statement and Schedule 13E-3, if any.

     (b) Subject to the fiduciary duties of the Company Board, as described in the following proviso, the Proxy Statement shall include a unanimous recommendation of those members of the Company Board permitted under applicable law to make such recommendation to the shareholders of the Company to vote in favor of approving of the Merger and this Agreement; provided, however, that such members of the Company Board may, at any time prior to the date of the Company Shareholders' Meeting, withdraw, modify or change any such recommendation to the extent that the Company Board determines in good faith after consultation with independent legal counsel that the failure to so withdraw, modify or change their recommendation could cause the Company Board to breach its fiduciary duties to the Company's shareholders under applicable law.

     (c) No amendment or supplement to the Proxy Statement or the Schedule 13E-3, if any, will be made or filed with the SEC by Company or Parent, as the case may be, without the approval of the other party (which will not be unreasonably withheld). The Company and Parent each will advise the other, promptly after they receive notice thereof of any request by the SEC for amendment of the Proxy Statement or the
          Schedule 13E-3 or comments thereon and responses thereto or requests by the SEC for additional information.

     (d) The information supplied by Parent for inclusion in the Proxy Statement and the Schedule 13E-3 shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of the Company and (ii) the time of the Company Shareholders' Meeting, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the date of the Company Shareholders' Meeting, any event or circumstance relating to Parent, or its officers or directors, is discovered by Parent that should be set forth in an amendment or a supplement to the Proxy Statement or the Schedule 13E-3, Parent shall promptly inform the Company. The Schedule 13E-3 will comply as to form and substance in all material aspects with the applicable requirements of the Exchange Act.

     (e) The information supplied by the Company for inclusion in the Proxy Statement and the Schedule 13E-3 shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of the Company and (ii) the time of the Company Shareholders' Meeting, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the date of the Company Shareholders' Meeting, any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, is discovered by the Company that should be set forth in an amendment or a supplement to the Proxy Statement or the Schedule 13E-3, the Company shall promptly inform Parent. The Proxy Statement will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act.

SECTION 6.02. Company Shareholders' Meeting.
     (a) The Company shall call and hold the Company Shareholders' Meeting as promptly as practicable for the purpose of voting upon the approval of this Agreement and the Merger.

     (b) The Company shall use all commercially reasonable efforts to solicit from its shareholders proxies in favor of the approval of this Agreement and the Merger, and shall take all other action necessary or advisable to secure the vote or consent of its shareholders required by the CBCA and the rules of the NASDAQ and the Pacific to obtain such approvals.

     (c) Parent shall cause all shares of the Company Common Stock held by it or any of its affiliates to be voted in favor of the Merger and this Agreement.

SECTION 6.03.  Access to  Information;  Confidentiality.
     (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company or any of the Company Subsidiaries is a party or pursuant to applicable Law from the date of this Agreement to the Effective Time, the Company shall (and shall cause the Company Subsidiaries to): (i) provide to Parent (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") reasonable access at reasonable times, upon prior notice to the Company, to the officers, employees, agents, properties, offices and other facilities of the Company and the Company Subsidiaries and to the books and records thereof (including, without limitation, access to the Company's accountants, any correspondence between the Company and such accountants and work papers prepared with respect to the Company by such accountants), (ii) provide to Parent and its Representatives access to the Real Property for Parent to conduct any environmental site assessment that Parent deems appropriate, including, without limitation, access to enter upon and investigate and collect air, surface water, groundwater and soil samples, and (iii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the Company and the Company Subsidiaries as Parent or their respective Representatives may reasonably request. No investigation conducted pursuant to this Section 6.03 shall affect or be deemed to modify any representation or warranty made in this Agreement.

     (b) Unless (i) otherwise expressly provided in this Agreement, (ii) required by applicable Law or any listing agreement with, or the rules and regulations of, NASDAQ or the Pacific Exchange or (iii) consented to in writing by Parent and the Company, all information (whether oral or written) and documents furnished in connection herewith together with analyses, compilations, studies or other documents prepared by such party which contain or otherwise reflect such information shall be kept strictly confidential by the Company, Parent, Merger Sub and their respective officers, directors, employees and agents. Prior to any disclosure permitted pursuant to the preceding sentence, the party intending to make such disclosure shall consult with the other party regarding the nature and extent of the disclosure. Nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC and other disclosure obligations imposed by applicable Law. In the event the transactions contemplated by this Agreement are not consummated, each party shall return to the other any documents furnished by the other and all copies thereof that any of them may have made and will hold in confidence any information obtained from the other party except to the extent (a) such party is required to disclose such information by Law or such disclosure is necessary or desirable in connection with the pursuit or defense of a claim, (b) such information was known by such party prior to such disclosure (and provided that, except with respect to information referred to in the following clause (c), such party shall have advised the other party of such knowledge upon or promptly after its receipt of such information) or was thereafter developed or obtained by such party independent of such disclosure or (c) such information is or becomes generally available to the public other than by breach of this
          Section 6.03. Prior to any disclosure of information pursuant to the exception in clause (a) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the same in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

SECTION 6.04. No Solicitation of Transactions. The Company agrees that, from and after the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with Article VIII, neither it nor any Company Subsidiary shall, and that it shall cause its and each Company Subsidiary's Representatives not to, except as contemplated by this Agreement, directly or indirectly, initiate, solicit or encourage any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase or sale of all or any significant portion of the assets of the Company and the Company Subsidiaries, taken as a whole, or any of the equity securities of the Company (any such proposal or offer being hereinafter referred to as a "Competing Transaction"). The Company further agrees that neither it nor any Company Subsidiary shall, and that it shall cause its and each Company Subsidiary's Representatives not to, directly or indirectly, have any discussion with or provide any confidential information or data relating to the Company or any Company Subsidiary to any person relating to a Competing Transaction or engage in any negotiations concerning a Competing Transaction, or otherwise facilitate any effort or attempt to make or implement a Competing Transaction or accept a Competing Transaction; provided, however, that nothing contained in this Section 6.04 shall prevent the Company or the Company Board from (i) engaging in any discussions or negotiations with, or providing any information to, any person in response to an unsolicited written Competing Transaction by any such person; or (ii) recommending such an unsolicited written Competing Transaction to the holders of Company Common Stock if, in any such case as is referred to in clause (i) or (ii),
     (A) the Company Board concludes in good faith (after consultation with independent financial advisors) that such Competing Transaction would, if consummated, result in a transaction more favorable to holders of Company Common Stock than the transaction contemplated by this Agreement (any such more favorable Competing Transaction being referred to in this Agreement as a "Superior Proposal"), (B) the Company Board determines in good faith after consultation with independent legal counsel that such action is necessary for the Company Board to act in a manner consistent with its fiduciary duties under applicable Law, (C) prior to providing any information or data regarding the Company to any person or any of such person's Representatives in connection with a Superior Proposal by such person, the Company receives from such person an executed confidentiality agreement and (D) prior to providing any information or data to any person or any of such person's Representatives or entering into discussions or negotiations with any person or any of such person's Representatives in connection with a Superior Proposal by such person, the Company notifies Parent promptly of the receipt of such Superior Proposal indicating, in connection with such notice, the name of such person and attaching a copy of the proposal or offer or providing a complete written summary thereof. The Company agrees that it shall keep Parent informed, on a current basis, of the status and terms of any discussions or negotiations related to such Superior Proposal. The Company agrees that it will take the necessary steps to promptly inform each Company Subsidiary and each Representative of the Company or any Company Subsidiary of the obligations undertaken in this
     Section 6.04. Immediately following the execution of this Agreement, the Company shall terminate and cause the Company Subsidiaries to terminate any existing activities, discussions or negotiations with any third parties that may be ongoing with respect to any Competing Transaction and promptly after the public announcement of the execution of this Agreement shall use all reasonable efforts to request that all confidential information previously furnished to any such third parties be returned promptly.

     Nothing contained in this Agreement shall prohibit the Company or the Company Board from taking or disclosing to its shareholders a position contemplated by Rules 14d-9 and 14e-(2)(a) promulgated under the Exchange Act.

SECTION 6.05. Election of Directors. Prior to the Effective Time, in accordance with the CBCA, the Company Board shall take all further action necessary to ensure that the directors of Merger Sub shall become directors of the Surviving Corporation and by accommodating the election by the sole shareholder of the Surviving Corporation of a new board of directors of the Surviving Corporation after the Effective Time.

SECTION 6.06.  Directors' and Officers'  Indemnification and Insurance.
     (a) The charter and bylaws of the Surviving Corporation shall contain the provisions regarding liability of directors and indemnification of directors and officers that are set forth, as of the date of this
          Agreement, in the charter and the bylaws, respectively, of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees, fiduciaries or agents of the Company.

     (b) For a period of three years after the Effective Time, the Surviving Corporation shall use best efforts to cause to be maintained in effect policies of directors' and officers' liability insurance with coverage in amount and scope at least as favorable as the Company's existing policies with respect to claims arising from facts or events that occurred prior to the Effective Time; provided, however, that the Surviving Corporation shall not be required to pay any premium for directors' and officers' liability insurance that would exceed the amount being paid by the Company as of the date hereof. If the Surviving Corporation cannot maintain such policies as provided in the preceding sentences, the Surviving Corporation will cause to be maintained in effect tail policies of directors' and officers' liability insurance for a period of at least three years from the Effective Time.

     (c) This Section 6.06 is intended to be for the benefit of, and shall be enforceable by, the indemnified parties, their heirs and personal representatives and shall be binding on the Surviving Corporation and its respective successors and assigns.

     (d) From and after the Effective Time, the Surviving Corporation agrees that it shall indemnify and hold harmless each present director and officer of the Company, determined as of the Effective Time (the "Indemnified Parties"), from and against any costs, judgments, fines, losses, obligations, claims, damages, liabilities, or expenses (including interest, penalties, reasonable out-of-pocket expenses and reasonable attorneys' fees incurred in the investigation or defense of any of the same or in asserting any of their rights hereunder) (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of, resulting from, or pertaining to matters existing or occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted or required under Colorado laws and under the Company's charter documents (as in effect on the date hereof) to indemnify such Indemnified Parties (and the Surviving Corporation shall advance expenses as incurred to the fullest extent permitted under applicable Law; provided that the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification); provided that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under Colorado law and the Company's charter documents shall be made by independent counsel selected by the Surviving Corporation.

     (e)  Any Indemnified Party wishing to claim indemnification under paragraph
          (d) of this Section 6.06, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, but the failure to so notify shall not relieve the Surviving Corporation of any liability it may have to such Indemnified Party, except to the extent that such failure materially prejudices the Surviving Corporation. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Surviving Corporation shall have the right to assume the defense thereof, with counsel selected by Parent and reasonably acceptable to the Indemnified Party, and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that the Surviving Corporation shall be obligated pursuant to this paragraph (e) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) the Surviving Corporation shall not be liable for any settlement effected without the prior written consent of Parent; and provided further that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law. The Surviving Corporation shall not, in the defense of any claim or litigation, except with the consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

     (f)  If the Surviving Corporation or any of its successors or assigns shall
          (i) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets or outstanding voting securities to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall expressly assume all of the obligations set forth in this Section 6.06.

SECTION 6.07. Further Action; Consents; Filings. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger,
     (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger, (iii) make all necessary filings, and thereafter make any other submissions either required or deemed appropriate by each of the parties, with respect to this Agreement and the Merger required under (A) the Exchange Act, (B) the rules of the NASDAQ and the Pacific or (C) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing, and none of the parties will file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party to this Agreement shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent and agreement of the other parties to this Agreement, which consent shall not be unreasonably withheld or delayed. Without limiting the foregoing, each of the parties hereto shall, and shall cause each of its subsidiaries to, use its reasonable best efforts to obtain (and to cooperate and coordinate with the other parties to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity that is required to be obtained in connection with the Merger and to take all actions reasonably necessary to satisfy any applicable regulatory requirements relating thereto. Each of the parties shall promptly take, in the event that any permanent or preliminary injunction or other order is entered or becomes reasonably foreseeable to be entered in any proceeding that would make consummation of the transaction contemplated hereby in accordance with the terms of this Agreement unlawful or that would prevent or delay consummation of the transaction contemplated hereby, any and all steps necessary to vacate, modify or suspend such injunction or order so as to permit such consummation prior to the deadline specified in Section 8.01(b).

SECTION 6.08. Public Announcements. After the issuance of the initial press release, Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or any transaction contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except to the extent required by applicable Law or the requirements of the NASDAQ or the Pacific, in which case the issuing party shall consult with the other party before issuing any such release or making any such public statement.


                                  ARTICLE VII

                            CONDITIONS TO THE MERGER

SECTION 7.01. Conditions to the Obligations of Each Party to Consummate the Merger. The obligations of Parent, the Company and Merger Sub to effect the Merger shall be subject to the satisfaction or, if permitted by applicable Law, waiver prior to the Closing Date of the following conditions:

     (a) this Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite affirmative vote of the shareholders of the Company in accordance with the CBCA; and

     (b) no preliminary or permanent injunction, decree or other order (an "Order"), issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect, and no Law shall have been enacted or adopted that enjoins, prohibits or makes illegal consummation of any of the transactions contemplated hereby.

SECTION 7.02. Conditions to the Obligations of the Company. The obligations of the Company to effect the Merger shall be subject to the satisfaction or, if permitted by applicable Law, waiver, prior to the Closing Date, of the following further conditions:

     (a) each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time, except that those representations and warranties that address matters only as of a particular date shall remain true and correct in all material respects as of such date;

     (b) Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time; and

     (c) the Company shall have received a written opinion of an independent financial advisor to the effect the Merger Consideration to be received by the shareholders of the Company is fair, from a financial point of view, to the Company's shareholders (other than Parent and its affiliates). The Company shall have delivered a signed copy of such written opinion to Parent.

SECTION 7.03. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be subject to the satisfaction or, if permitted by applicable Law, waiver prior to the Closing Date of the following further conditions:

     (a) each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made at and as of the Effective Time, except that those representations and warranties that address matters only as of a particular date shall remain true and correct in all material respects as of such date (provided that any representation or warranty that is qualified by materiality (including, without limitation, qualification by reference to a Material Adverse Effect) shall be true in all respects as of the Effective Time or as of such particular date, as the case may be);

     (b) the Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time;

     (c) all consents, approvals, waivers and authorizations required to be obtained to effect the Merger shall have been obtained from all Governmental Entities, except if the failure to obtain any such consents, approvals and authorizations would not result in a Material Adverse Effect;

     (d) all consents, approvals, waivers and authorizations (including, without limitation, waivers of termination rights) of third parties (other than Governmental Entities) the failure of which to obtain would result in a Material Adverse Effect shall have been obtained;

     (e) holders of not more than 5% of the outstanding Company Common Stock (other than shares held by Parent and all of its affiliates), shall have exercised their dissenters' rights demanding payment under ss. 7-113 of the CBCA; and

     (f) any litigation initiated against the Company or any of its affiliates, members of the Board of Directors of the Company or any of its affiliates or any officers or employees of the Company or any of its affiliates, or the Parent or Merger Sub or any of their affiliates, members of the Board of Directors of the Parent or Merger Sub or any of their affiliates or any officers or employees of the Parent or Merger Sub or any of their affiliates challenging any aspect of this Merger shall be resolved in a manner that is satisfactory to the Parent on or prior to the Effective Time.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement, as follows:

     (a) by mutual written consent duly authorized by each of the Company Board and the Board of Directors of Parent;

     (b) by either Parent or the Company, if the Effective Time shall not have occurred on or before October 30, 2000; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to the party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

     (c) by either Parent or the Company, if any Order or other legal restraint or prohibition preventing the consummation of the Merger shall have been entered by any Governmental Entity or any Law shall have been enacted or adopted that enjoins, prohibits or makes illegal consummation of the Merger;

     (d) by Parent, if (i) the Company Board withdraws, modifies or changes its recommendation of this Agreement in a manner adverse to Parent, or shall have resolved to do so, (ii) after receiving a bona fide proposal or offer relating to a Competing Transaction, the Company Board shall have refused to affirm its recommendation of this Agreement as promptly as practicable (but in any case within ten business days) after receipt of any written request from Parent, (iii) the Company Board shall have recommended to the shareholders of the Company a Competing Transaction, or shall have resolved to do so, or
          (iv) a tender offer or exchange offer for 15% or more of the outstanding shares of capital stock of the Company is commenced, and the Company Board fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including not taking a position with respect to the acceptance of such tender offer or exchange offer by its shareholders);

     (e) by Parent or the Company, if this Agreement shall fail to receive the requisite vote for adoption at the Company Shareholders' Meeting or any adjournment or postponement thereof;

     (f) by Parent, upon a breach of, or failure to perform in any material respect (which breach or failure cannot be or has not been cured within 30 days after the giving of notice of such breach or failure), any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that the conditions set forth in clause (a) or (b) of Section 7.03 would not be satisfied;

     (g) by Parent, upon the continuance of any litigation initiated against the Company or any of its affiliates, members of the Board of Directors of the Company or any of its affiliates or any officers or employees of the Company or any of its affiliates, or the Parent or Merger Sub or any of their affiliates, members of the Board of Directors of the Parent or Merger Sub or any of their affiliates or any officers or employees of the Parent or Merger Sub or any of their affiliates challenging any aspect of this Merger; and

     (h) by the Company, upon a breach of, or failure to perform in any material respect (which breach or failure cannot be or has not been cured within 30 days after the giving of notice of such breach or failure), any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, such that the conditions set forth in Section 7.02 would not be satisfied.

SECTION 8.02. Notice of Termination; Effect of Termination. In the event of termination of this Agreement by either Parent or the Company pursuant to
     Section 8.01 hereof, the terminating party shall give prompt written notice thereof to the nonterminating party. Except as provided in Section 9.01, in the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, the Company or Merger Sub or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease, subject to the remedies of the parties set forth in Section 8.05(b), (c) and (d); provided, however, that nothing herein shall relieve any party from liability for the breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement.

SECTION 8.03. Amendment. This Agreement may be amended by mutual agreement of the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that after the approval of this Agreement by the shareholders of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each share of Company Common Stock shall be converted upon consummation of the Merger.

SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any waiver of a condition set forth in Section 7.01 will be effective only if made in writing by each of the Company and Parent and, unless otherwise specified in such writing, shall thereafter operate as a waiver of such condition for any and all purposes of this Agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

SECTION 8.05. Expenses.
     (a) Except as otherwise set forth in this Section 8.05, all Expenses (as defined below) incurred in connection with this Agreement and the Merger shall be paid by the party incurring such expenses, whether or not the Merger is consummated. "Expenses," as used in this Agreement, shall consist of all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) reasonably incurred by a party or on its behalf in connection with, or related to the authorization, preparation, negotiation, execution and performance of, this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of shareholder approvals and all other matters related to the consummation of the Merger.

     (b) The parties agree that if the Company or Parent shall terminate this Agreement pursuant to Section 8.01(e) due to the failure of the Company's shareholders to approve and adopt this Agreement and (i) at the time of such failure to so approve and adopt this Agreement there shall exist a Competing Transaction (which Competing Transaction shall have become the subject of a public announcement or any person shall have publicly announced an intention to make a proposal or offer relating thereto) with respect to the Company and (ii) within 12 months of the termination of this Agreement, the Company enters into an agreement with any third party with respect to a Competing Transaction, which transaction is subsequently consummated, then the Company shall reimburse all reasonable and documented Expenses of Parent and Merger Sub simultaneously with the consummation of such transaction, plus a Break-Up Fee in an amount of $475,000 (the "Break-Up Fee").

     (c) The parties agree that the payment of Expenses and Break-Up Fee provided for in Section 8.05(b) shall be the sole and exclusive remedy of the parties upon a termination of this Agreement pursuant to
          Section 8.01(e), and such remedy shall be limited to the payments stipulated in Section 8.05(b); provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement.

     (d) Any payment of Expenses and Break-Up Fee required to be made pursuant to Section 8.05(b) shall be made by wire transfer of immediately available funds to an account designated in writing by the party entitled to receive payment.

     (e) In the event that the Company shall fail to pay any Expenses of Parent in accordance with Section 8.05(b) when due, the amount of any such Expenses shall be increased to include the costs and expenses actually incurred or accrued by Parent, acting together (including, without limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.05.


                                   ARTICLE IX

                               GENERAL PROVISIONS

SECTION 9.01. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that the agreements set forth in Articles I and II,
     Section 6.06 and this Article IX shall survive the Effective Time and those set forth in Sections 6.03(b) and 8.05 and this Article IX shall survive termination. Each party agrees that, except for the representations and warranties contained in this Agreement and the Disclosure Schedule, no party hereto has made any other representations and warranties, and each party hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives with respect to the execution and delivery of this Agreement or the transactions contemplated herein, notwithstanding the delivery or disclosure to any other party or any party's representatives of any documentation or other information with respect to any one or more of the foregoing.

SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy and facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

         if to Parent:

                  G.C. Associates Holdings Corp.
                  96 Cummings Point Road
                  Stamford, Connecticut 06902
                  Attention:  Steven B. Lapin
                  Telephone:        (203) 358-8000
                  Facsimile:        (203) 348-3103

         with a copy (which shall not constitute notice to Parent) to:

                  Kramer Levin Naftalis & Frankel LLP
                  919 Third Avenue
                  New York, New York  10022
                  Attention:  Ezra G. Levin, Esq.
                  Telephone:        (212) 715-9100
                  Facsimile:        (212) 715-8000

         if to the Company:

                  American Educational Products, Inc.
                  6550 Gunpark Drive, Suite 200
                  Boulder, Colorado  80301
                  Attention:  President
                  Telephone:  (303) 527-3230
                  Facsimile:   (303) 527-3235

         with copies (which shall not constitute notice to the Company) to:

                  Overton, Babiarz & Associates, P.C.
                  7720 Bellview Avenue
                  Suite 200
                  Englewood, Colorado 80111
                  Attention: David J. Babiarz, Esq.
                  Telephone:        (303) 779-5900
                  Facsimile:        (303) 779-6006

SECTION 9.03. Certain Definitions. For purposes of this Agreement, the term:

     (a) "affiliate" of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified person;

     (b) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the State of Colorado;

     (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

     (d) "knowledge" means, with respect to any matter in question, that the executive officers of Parent or the Company, as the case may be, (i) have knowledge of such matter, or (ii) after reasonable due investigation, should have known of such matter;

     (e) "person" means an individual, corporation, company, limited liability company, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

     (f) "subsidiary" or "subsidiaries" of any person means any corporation, limited liability company, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

SECTION 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect, as long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible, in a mutually acceptable manner, in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 9.05. Assignment; Merger Sub; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise), other than by Parent to one of its affiliates, without the prior written consent of the other parties. Notwithstanding anything to the contrary contained in this Agreement, Parent may transfer the shares of Merger Sub to one of its subsidiaries prior to the consummation of the Merger. Subject to the preceding sentences, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Section 6.06 (the "Third Party Provision"), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provision may be enforced by the beneficiaries thereof.

SECTION 9.06. Incorporation of Exhibits. The Disclosure Schedule and any exhibits attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

SECTION 9.07. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

SECTION 9.08. Governing Law. Except to the extent that the Merger is mandatorily governed by, or pursuant to the terms of this Agreement is subject to, the CBCA, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado applicable to contracts executed in and to be performed in that State, without regard to any conflicts of laws principles otherwise applicable. No provision of this Agreement shall be construed to require any of the parties hereto or any of their respective subsidiaries, affiliates, directors, officers, employees or agents to take any action that would violate any applicable Law.

SECTION 9.09. Submission to Jurisdiction; Venue. The parties hereto unconditionally and irrevocably agree and consent to the exclusive jurisdiction of, and service of process and venue in, the United States District Court for the Southern District of New York and the courts of the

     State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby; the parties further agree not to commence any such action, suit or proceeding except in any such court. Each party irrevocably waives any objections or immunities to jurisdiction to which it might otherwise be entitled or become entitled in any legal suit, action or proceeding against it arising out of or relating to this Agreement or the transactions contemplated hereby which is instituted in any such court.

SECTION 9.10. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.11. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original but all of which, taken together, shall constitute one and the same agreement.

SECTION 9.12. Entire Agreement. This Agreement (including the exhibits attached hereto and the Disclosure Schedule) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless it is made in writing and signed by all parties hereto.

SECTION 9.13. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

     IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                             G.C. ASSOCIATES HOLDINGS CORP.


                             By:
                                   Name:  /s/ Steven B. Lapin
                                         ----------------------------------
                                   Title: President
                                          ---------------------------------

                             AMERICAN EDUCATIONAL PRODUCTS, INC.


                        By:      Name:  /s/ Clifford C. Thygesen
                                        -------------------------
                                Title:  Clifford C. Thygesen, President
                                        --------------------------------

                                                                       Exhibit B



                              D.A. Davidson + Co.
                              8 Third Street North
                           Great Falls, Montana 59401





August 14, 2000



Board of Directors
American Educational Products, Inc.
6550 Gunpark Drive, Suite 200
Boulder, Colorado 80301


Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of American Educational Products, Inc. ("AMEP") of the consideration to be delivered to such shareholders by G.C. Associates Holdings Corp. ("GC"), in connection with the proposed acquisition (the "Acquisition") of all of the issued and outstanding shares of AMEP that GC does not already own. We understand that GC currently owns approximately 61% of the issued and outstanding shares of AMEP.

We have assumed that the terms of the Acquisition are as set forth in the Agreement and Plan of Acquisition (the "Agreement") between GC and AMEP dated as of August 14, 2000. We understand that all shareholders of AMEP common stock will receive $10.00 per share in cash. It should also be noted that under the terms of the Acquisition, all debt and obligations of AMEP shall be assumed by GC.

In arriving at our opinion, we have reviewed various financial and operating information relating to AMEP, including, and without limitation, historical financial reports of AMEP, reports filed with the SEC, internal operating reports and analyses, and related information. We have also held discussions with AMEP's management regarding the business, its recent operating results and future prospects.

We have additionally examined and considered financial and stock market data for similar public companies, the publicly available financial terms of certain other similar business combinations, and other analyses and considerations that we deemed relevant.

Board of Directors
American Educational Products, Inc.
August 14, 2000
Page Two


In conducting our review and arriving at our opinion, we have relied, without independent investigation, upon the accuracy and completeness of all financial and other information publicly available or provided to us by AMEP. We have also assumed the reasonableness of and relied upon the estimates and judgements of management of AMEP as to the future business and financial prospects. We have not made an independent evaluation or appraisal of the assets or liabilities
(contingent or otherwise) of AMEP, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon economic, market, financial and other conditions as they exist and can be evaluated on the date hereof and the information provided to us through the date hereof.

D.A. Davidson & Co. is engaged in the valuation of companies and their securities in the course of its business as an investment firm. For our services in connection with rendering this opinion, we will receive a fee from AMEP.

It is understood that this letter is intended solely for the benefit and use of the Board of Directors of AMEP in its consideration of the Acquisition and is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the Acquisition.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be delivered to the shareholders of AMEP in connection with the Acquisition is fair, from a financial point of view, to such shareholders.

Very truly yours,


D.A. Davidson & Co.


By:
---------------------
Daren J. Shaw
Managing Director

                                   Appendix A

                       Colorado Dissenters' Rights Statute
     Colorado Revised Statutes Article 113 (Sections 7-113-101 to 7-113-203)

Part 1. Right of Dissent - Payment for Shares

7-113-101. Definitions For purposes of this article:

     (1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

     (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

     (4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

     (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

     (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

     (7) "Shareholder" means either a record shareholder or a beneficial shareholder.


Section 7-113-102. Right to dissent

     (1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

     (a) Consummation of a plan of merger to which the corporation is a party if:

     (I) Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

     (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

     (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

     (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102(1); and

     (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102(2).

     (1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, [FN1] or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

     (a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

     (b)  The  record  date  fixed  under   section   7-107-104   to   determine
          shareholders entitled to sign writings consenting to the corporate action; or

     (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

     (1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

     (a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

     (b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;

     (c)  Cash in lieu of fractional shares; or

     (d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

     (2) Deleted by Laws 1996, H.B.96-1285, s 30, eff. June 1, 1996.

     (2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

     (3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

     (4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

Section 7-113-103. Dissent by nominees and beneficial owners

     (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

     (2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

     (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

     (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

     (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

Section 7-113-201. Notice of dissenters' rights

     (1) If a  proposed  corporate  action  creating  dissenters'  rights  under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7- 113-202(1).

     (2) If a  proposed  corporate  action  creating  dissenters'  rights  under section  7-113-102 is authorized  without a meeting of shareholders  pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7- 113-202(2).

Section 7-113-202. Notice of intent to demand payment

     (1) If a  proposed  corporate  action  creating  dissenters'  rights  under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(1), a shareholder who wishes to assert dissenters' rights shall:

     (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

     (b)  Not vote the shares in favor of the proposed corporate action.

     (2) If a  proposed  corporate  action  creating  dissenters'  rights  under section  7-113-102 is authorized  without a meeting of shareholders  pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(2) a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

     (3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

Section 7-113-203. Dissenters' notice

     (1) If a  proposed  corporate  action  creating  dissenters'  rights  under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

     (2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

     (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

     (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

     (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

     (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

     (f) State the requirement contemplated in section 7-113-103(3), if such requirement is imposed; and

     (g)  Be accompanied by a copy of this article.


Section 7-113-204. Procedure to demand payment

     (1) A shareholder who is given a dissenters' notice pursuant to section 7-113- 203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

     (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203(2)(d), duly completed, or may be stated in another writing; and

     (b)  Deposit the shareholder's certificates for certificated shares.

     (2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

     (3) Except as provided in section 7-113-207 or 7-113-209(1)(b), the demand for payment and deposit of certificates are irrevocable.

     (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

Section 7-113-205. Uncertificated shares

     (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

     (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

Section 7-113-206. Payment

     (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

     (2) The payment made pursuant to subsection (1) of this section shall be accompanied by:

     (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

     (b) A statement of the corporation's estimate of the fair value of the shares;

     (c)  An explanation of how the interest was calculated;

     (d) A statement of the dissenter's right to demand payment under section 7- 113-209; and

     (e)  A copy of this article.


Section 7-113-207. Failure to take action

     (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

Section  7-113-208.   Special  provisions  relating  to  shares  acquired  after announcement of proposed corporate action

     (1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section
7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

     (2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206(2).

Section 7-113-209. Procedure if dissenter is dissatisfied with payment or offer

     (1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

     (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

     (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

     (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207(1).

     (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

Section 7-113-301. Court action

     (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

     (2) The corporation  shall commence the proceeding  described in subsection
(1) of this section in the district court of the county in this state where the corporation's principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office, it shall commence the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

     (3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

     (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

     (5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

Section 7-113-302. Court costs and counsel fees

     (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

     (a)  Against the  corporation  and in favor of any  dissenters if the court
          finds  the   corporation  did  not   substantially   comply  with  the
          requirements of part 2 of this article; or

     (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

     (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.